Exhibit 10.8

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

ASSET PURCHASE AGREEMENT
by and between
Brickell Biotech, Inc.
as Purchaser,
and
Orca Pharmaceuticals LLC
and
Orca Pharmaceuticals Limited
as Sellers

Dated as of November 23, 2015

ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT is made as of November 23, 2015 (“Effective Date”) by and between Brickell Biotech, Inc., a Delaware corporation (“Purchaser”), and Orca Pharmaceuticals LLC, a Delaware limited liability company (“Orca LLC”) and Orca Pharmaceuticals Limited, a company incorporated and registered under the laws of England and Wales (“Orca Ltd”), Orca LLC and Orca Ltd each known individually as a “Seller” and collectively as “Sellers”.
RECITALS:
Subject to the terms and conditions set forth herein, Sellers desire to sell, convey, transfer, assign and deliver to Purchaser, and Purchaser desires to purchase and acquire from Sellers, all of Sellers’ and their Affiliates’ right, title and interest in and to all of the Purchased Assets (the “Acquisition”).
Simultaneous with the execution of this Agreement, Orca LLC and Purchaser are entering into [***].
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I

DEFINITIONS
1.1    Definitions. Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the NYU License Agreement. As used herein, the following terms shall have the following meanings:
“Acquisition” shall have the meaning given to such term in the Recitals.
“Affiliate” shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, that, for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
“Agreement” shall mean this Asset Purchase Agreement.
“Assigned Know-How” shall mean (a) all information, data, results and analyses of any research, preclinical, clinical, stability, toxicology or other study of any Compound conducted by or on behalf of a Seller or its Affiliate, (b) all manufacturing (including process development) data with respect to any Compound generated by or on behalf of a Seller or its Affiliate, and (c) all other all Know-How that is owned by a Seller or its Affiliate and relates to any Compound or Product

(which, for the avoidance of doubt, does not include NYU Know-How because that is licensed to Orca LLC and not owned by either Seller), and (d) all patents and patent applications (if any) that are owned by a Seller or its Affiliate and relate to any Compound or Product.
“[***]” shall mean the [***] having such name and [***] Purchaser and Orca LLC on the Effective Date.
“Assumed Liabilities” shall have the meaning given to such term in Section 2.2.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banks in Delaware are obligated by applicable Law or executive Order to close or are otherwise generally closed.
“Calendar Quarter” means each period of three (3) months ending on March 31, June 30, September 30 and December 31.
“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor thereto.
“Compound” shall mean: (a) any compound, the composition, manufacture or use of which is claimed generically or specifically in any of the NYU/NIH Patents, and (b) any and all pharmaceutically active derivatives of any compound described in clause (a), including any prodrug, metabolite, ester, salt, hydrate, solvate, polymorph, isomer or enantiomer thereof, and including compositions containing such compound, prodrug or metabolites, or esters, salts, hydrates, solvates, polymorphs, isomers or enantiomers of any compound described in clause (a).
“Confidential Information” shall have the meaning given to such term in Section 5.9.
“Confidentiality Agreement” shall mean the One-Way Confidentiality Agreement dated June 22, 2015 entered into by Purchaser and Orca Ltd.
“Consent” means, with respect to any Person, any consent, approval, authorization, permission or waiver of, or registration, declaration or other action or filing with, or exemption by, such Person.
“Contract” means any contract, obligation, understanding, commitment, lease, license, purchase order, bid or other agreement with outstanding rights or obligations on the part of any party thereto, together with all amendments thereto.
“Damages” means all damages, liabilities, losses, expenses, and fees, including court costs and reasonable attorneys’, accountants’ and experts’ fees and expenses.
“EMA” shall mean the European Medicines Agency or any successor agency thereto.
“Exception” shall have the meaning given to such term in Section 3.2.

“FDA” shall mean the United States Food and Drug Administration or any successor agency thereto.
“First Commercial Sale” shall mean, with respect to a Licensed Compound Product in a country or other regulatory jurisdiction, the first sale of such Product for end use or consumption in such country or jurisdiction after receipt of Marketing Approval for such Licensed Compound Product in such country or jurisdiction.
“Governmental Authorities” shall mean all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever of any government or political subdivision, whether foreign, federal, state, county, district, municipality, city or otherwise.
“Initiation” of a clinical trial shall mean first dosing of the first patient in such clinical trial.
“Inventory” shall mean all inventory of the Compounds or Products in the possession or control of a Seller or its Affiliate as of immediately prior to the Effective Date.
“Know-How” means any and all information, know-how, data, results, knowledge, techniques, discoveries, inventions, specifications, designs, regulatory filings, trade secrets, technology, methods, processes, discoveries, inventions, invention disclosures, developments, specifications, protocols, formulations, formulae, software, algorithms, marketing reports, expertise, technology, test data (including pharmacological, biological and chemical, biochemical, preclinical test data, clinical test data and data resulting from non-clinical studies), manufacturing processes, information, records, stability data and other study data and procedures, business or financial information or information of any type whatsoever, in any tangible or intangible form.
“Laws” shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, Order, other requirement or rule of law.
“Liability” shall mean any direct or indirect indebtedness, liability, assessment, expense, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, disputed or undisputed, joint or several, vested or unvested, executory or not, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, determinable or undeterminable, accrued or unaccrued, absolute or not, actual or potential, contingent or otherwise (including any liability under any guarantees, letters of credit, performance credits or with respect to insurance loss accruals).
“Lien” means any lien, mortgage, pledge, encumbrance, charge, security interest, adverse claim, liability, interest, charge, preference, priority, proxy, transfer restriction (other than restrictions under federal or state securities laws), encroachment, Tax, Order, community property interest, equitable interest, option, warrant or right of first refusal.
“Marketing Approval” shall mean, with respect to any Licensed Compound Product in a country or other regulatory jurisdiction, the approval by the applicable Regulatory Authority in such country or jurisdiction of an NDA for such Licensed Compound Product in such country or jurisdiction.

“[***]” shall have the meaning given to such term in Section 2.4.
“[***]” shall have the meaning given to such term in Section 2.4.
“NDA” shall mean: (a) in the United States, a New Drug Application (as more fully described in 21 CFR §314.50 et seq. or its successor regulation) filed with the FDA, or any successor application thereto; (b) in the European Union, a marketing authorization application filed with the EMA pursuant to the centralized EMA filing procedure; or (c) in any other jurisdiction, an application for Marketing Approval filed with the relevant Regulatory Authority for such jurisdiction.
“NYU License Agreement” means the Second Restated License Agreement dated November ___ 2015, by and between Orca LLC and New York University, a copy of which is attached as Exhibit A, which is an amendment and restatement of the Original License Agreement effective as of June 6, 2013, first amended and restated as of January 28, 2015 (Restatement Agreement).
NYU Sublicense” shall have the meaning given to such term in Section 3.7.
“Order” shall mean any order, judgment, preliminary or permanent injunction, temporary restraining order, award, citation, decree, consent decree or writ of any Governmental Authority.
“Organizational Documents” means (a) any certificate or articles of incorporation, bylaws, certificate or articles of formation or organization, operating agreement or partnership agreement, (b) any documents comparable to those described in clause (a) as may be applicable pursuant to any Law and (c) any amendment or modification to any of the foregoing.
“Other NYU License” has the meaning given to such term in Section 3.7.
“Party” shall mean Sellers or Purchaser, individually, as the context so requires, and the term “Parties” shall mean collectively, Sellers and Purchaser.
“Permit” means any approval, license, franchise, Consent, exemption, permit, certificate, certificate of occupancy or Order issued by any Person.
“Person” shall mean an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder), trust, association, entity or government or political subdivision, agency or instrumentality of a government.
“Phase 2 Trial” shall mean a human clinical trial that would satisfy the requirements for a Phase 2 study as defined in 21 CFR § 312.21(b) (or its successor regulation), or any equivalent provision of the Laws of any relevant jurisdiction.
“Phase 3 Trial” shall mean a human clinical trial that would satisfy the requirements for a Phase 3 study as defined in 21 CFR § 312.21(c) (or its successor regulation) or any equivalent provision of the Laws of any relevant jurisdiction.

“Proceeding” means any claim, demand, dispute, action, audit, lawsuit, litigation, investigation or arbitration (in each case, whether civil, criminal or administrative) pending by or before any Governmental Authority or arbitrator.
“Product” shall mean any product containing or comprising any Compound, whether or not as the sole active ingredient, in any dosage, form or formulation.
“Purchase Price” shall have the meaning given to such term in Section 2.3.
“Purchased Assets” shall have the meaning given to such term in Section 2.1.
“Purchaser” shall have the meaning given to such term in the preamble of this Agreement.
“Regulatory Authority” shall mean any regulatory agency, ministry, department or other governmental body having authority in any country or region to control the development, manufacture, marketing, and sale of pharmaceutical products, including the FDA and EMA.
“SEC” shall mean the U.S. Securities and Exchange Commission.
“Selected Inventory” shall mean (a) that quantity of Compounds or Products from the Inventory as set out in Exhibit B plus (b) any additional quantities of Compounds or Products from the Inventory that Purchaser requests pursuant to Section 5.5.
“Seller” shall have the meaning given to such term in the preamble of this Agreement.
“Series 2 Compounds” shall mean the series of compounds generated solely by, or on behalf of, Orca Ltd, which are covered by [***], as filed, together with any structural derivatives of such compounds reduced to practice solely by Orca Ltd or jointly by Orca Ltd and a Third Party.
“Sublicensee” shall mean a Third Party that has received (whether directly or indirectly) a license or other right from Purchaser or its Affiliate to research, develop manufacture, use, sell or otherwise commercialize any Licensed Compound Product. For clarity, “Sublicensee” shall not include a Seller, an Affiliate of a Seller or any Third Party that has received (whether directly or indirectly) a license or other right from a Seller or its Affiliate to research, develop, manufacture, use, sell or otherwise commercialize any Licensed Compound Product.
“Tax Return” shall mean any return, report, statement, form or other documentation (including any additional or supporting material and any amendments or supplements) filed or maintained, or required to be filed or maintained, with respect to or in connection with the calculation, determination, assessment or collection of any Taxes.
“Taxes” shall mean: (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind, imposed by any taxing authority, including taxes or other charges on, measured by, or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; (ii) any Liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; (iii) any Liability for the payment of amounts of the type described in clause (i) or clause (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person; and (iv) any and all interest, penalties, additions to tax and additional amounts imposed in connection with or with respect to any amounts described in clause (i), clause (ii) or clause (iii).
“Third Party” shall mean any Person other than Sellers or Purchaser or an Affiliate of Sellers or Purchaser.
“Transaction Documents” shall mean, collectively, this Agreement and [***].
“US” means the United States of America, including its territories and possessions.
1.2    Interpretation. Unless the context otherwise requires, the terms defined in Section 1.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
ARTICLE 2

PURCHASE & SALE OF PURCHASED ASSETS
2.1    Purchased Assets. Sellers hereby sell, convey, transfer, assign and deliver to Purchaser, and Purchaser hereby purchases and acquires from Sellers, free and clear of all Liens, all of Sellers’ and their Affiliates’ right, title and interest in and to all of the following (collectively, the “Purchased Assets”):
(a)    [***]
(b)    [***]
(c)    [***]
(d)    [***]
2.2    Assumed Liabilities. Except for the Assumed Liabilities, Purchaser shall not, by virtue of its purchase of the Purchased Assets, assume or become responsible for any Liabilities of either Seller or any other Person in connection with this Agreement. Upon and subject to the terms, conditions, representations and warranties of Sellers contained herein, Purchaser hereby assumes and agrees to pay, perform, and discharge the following Liabilities: (a) all Liabilities arising out of or relating to the ownership, operation, maintenance, sale, lease or use by or on behalf of Purchaser or its Affiliates or Sublicensees of the Assigned Know-How and Selected Inventory on or after the Effective Date, (b) all Liabilities of Orca LLC under the NYU License Agreement to the extent arising on or after the Effective Date, and (c) all Liabilities for all research, development, manufacturing, registration, commercialization, use, handling, storage, sale, offer for sale, import, export or other disposition or exploitation of Compounds and Products by or on behalf of Purchaser or its Affiliates or Sublicensees on or after the Effective Date (collectively, the “Assumed Liabilities”).
2.3    Purchase Price; Payment of Purchase Price. The aggregate consideration for the sale of the Purchased Assets shall be: (a) [***] to be paid by Purchaser to Orca LLC within thirty (30) days after the Effective Date, (b) the assumption by Purchaser of [***] and (c) all [***] that become [***] pursuant to Sections 2.4 and 2.5, respectively (collectively, the “Purchase Price”).
2.4    [***] Payments. Within thirty (30) days after the [***] of each of the events set forth in the table below (each, a “[***]”) by Purchaser or its Affiliate or Sublicensee, Purchaser shall pay to Orca LLC [***] in the table below (each such payment, a “[***]”).

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each [***] shall be payable only one time, regardless of the number of times the [***]. Under no circumstances shall Purchaser be obligated to pay to Orca LLC more than [***] pursuant to this Section 2.4.
2.5    [***] Payments.
(a)    [***] Purchaser will pay [***] to Orca LLC equal to [***] by Purchaser and its Affiliates and Sublicensees (“[***]”). [***] shall be payable [***].
(b)    Reports. Within sixty (60) days after the end of each Calendar Quarter during [***], Purchaser shall deliver to Sellers a written report [***] due under Section 2.5(a), in sufficient detail to permit confirmation of the accuracy of [***] due to Orca LLC for any Calendar Quarter shall be paid no later than the date the written report for such calendar quarter is due.
2.6    Payments; Audits.
(a)    Exchange Rate; Manner and Place of Payment. All payments hereunder shall be payable in [***]. Whenever conversion of amounts paid or reported to Purchaser or any of its Affiliates any foreign currency to US dollars is required, such conversion shall be made into US dollars based on the closing buying rate listed at www.oanda.com for the particular currency on the last business day of the Calendar Quarter for which such royalty is due. All payments owed by Purchaser under this Agreement shall be made by wire transfer to a bank and account designated in writing by Orca LLC, unless otherwise specified in writing by Orca LLC. Purchaser shall be responsible for payment to Orca LLC of all royalties due on sale, transfer or disposal of Licensed Compound Products by Affiliates of Purchaser.

(b)    Interest payments. Any amount due by Purchaser to Orca LLC which has not been paid by the date on which such payment is due, shall bear interest from such date until the date on which such payment is made, at the rate of [***] (%) per annum in excess of the prime rate prevailing at the Citibank, N.A. in New York, during the period of arrears.
(c)    Audits. Until the expiration of [***] hereunder and for a period of three (3) years thereafter, Purchaser shall keep complete and accurate records pertaining to the sale, transfer or other disposition of Licensed Compound Products for consideration by Purchaser and its Affiliates and Sublicensees, in sufficient detail to permit Sellers to [***] hereunder. Seller shall have the right to cause an independent, nationally recognized, certified public accountant reasonably acceptable to Purchaser to audit such records to [***], for a period covering not more than the preceding three (3) calendar years. Purchaser may require such accountant to execute a reasonable confidentiality agreement with Purchaser prior to commencing the audit. Such audits may be conducted during normal business hours upon reasonable prior written notice to Purchaser, but no more than frequently than once per year. No accounting period of Purchaser shall be subject to audit more than one time by Sellers. Prompt adjustments (including remittances of underpayments or overpayments disclosed by such audit) shall be made by the parties to reflect the results of such audit. Sellers shall bear the full cost of such audit unless such audit discloses an underpayment by Purchaser of [***] of the amounts due under this Agreement and such [***], in which case Purchaser shall bear the full cost of such audit.
2.7    Allocation of Purchase Price. Purchaser and Sellers shall cooperate in good faith to agree as to the allocation of the Purchase Price pursuant to Section 1060 of the Code and the treasury regulations promulgated thereunder. The Parties hereto further agree that: (a) the agreed upon allocation of Purchase Price shall be used in filing all required forms under Section 1060 of the Code and all Tax Returns; and (b) they will not take any position inconsistent with such allocation upon any examination of any such Tax Return, in any refund claim or in any tax litigation.
2.8    Transfer Taxes. Purchaser shall be responsible for the payment of any sales, use, transfer or similar taxes arising out of or in connection with the Acquisition; provided that Orca LLC shall [***] promptly following written request from Purchaser, including documentation of any such payments.
2.9    Withholding. All payments made by the Purchaser under this Agreement shall be made without withholding or deduction of, or in respect of, any Tax unless required by Law. If a Law requires Purchaser to withhold or deduct Taxes of any type from payments payable hereunder to Orca LLC, Purchaser shall (a) deduct such Tax from the payment made to Orca LLC, (b) timely pay such Taxes for and on behalf of Orca LLC to the proper Government Authority, and (c) furnish Orca LLC with documentation of such payment within thirty (30) days following such payment.
ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLERS
Sellers represent and warrant to Purchaser that the statements contained in this Article 3 are true and correct as of the Effective Date.

3.1    Organization and Qualification. Orca LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Orca Ltd is a limited liability company duly organized, validly existing and in good standing under the laws of England and Wales. Each of the Sellers has the requisite power to own and operate the Purchased Assets and carry on its business as now being conducted.
3.2    Authority Relative to this Agreement. Sellers have all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform their obligations hereunder and to consummate the Acquisition. The execution, delivery and performance of this Agreement and the other Transaction Documents by Sellers and the consummation by Sellers of the Acquisition have been duly and validly authorized by all necessary action of the Sellers, and no other action on the part of either Seller is necessary to authorize this Agreement and the other Transaction Documents or to consummate the Acquisition. This Agreement and the other Transaction Documents have been duly executed and delivered by Sellers and, assuming the due authorization, execution and delivery by the other Party hereto, each such agreement constitutes a legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of remedies, whether in a proceeding at Law or in equity (collectively, the “Exception”).
3.3    No Conflict. The execution and delivery of this Agreement and the other Transaction Documents by Sellers do not, and the performance by Sellers of their obligations hereunder and the consummation of the Acquisition and the transactions contemplated by the other Transaction Documents will not: (a) violate or conflict with any Law or Order to which either Seller is subject, (b) violate or conflict with any provision of the Organizational Documents of either Seller, or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice, Consent or payment under, any Contract, Permit, instrument, or other arrangement included in the Purchased Assets to which a Seller is a party or by which a Seller is bound or to which any of the Purchased Assets is subject (or result in the imposition of any Lien upon any of the Purchased Assets). Neither Seller is required to give any notice to, make any filing with, or obtain any Consent or Permit of any Governmental Authority or other Person in order to consummate the transactions contemplated by this Agreement or the Transaction Documents.
3.4    Brokers’ Fees. Neither Seller is a party to any Contract as a result of which a broker, finder or agent could hold any payment obligation against Purchaser with respect to the transactions contemplated by this Agreement.
3.5    No Liens. Each of the Sellers has good and marketable title to the Purchased Assets, free and clear of all payment obligations, other Liens, Orders or limitations or restrictions on their use.
3.6    Effect of Transaction. Sellers have the right to assign their and their Affiliates’ right, title and interest in the Purchased Assets to Purchaser as set forth in this Agreement. Neither the execution, delivery or performance of the Agreement nor the consummation of the transactions contemplated hereby will: (a) cause the grant, assignment or transfer to any Person (other than Purchaser) of any license or other right or interest under, to or in any of the Purchased Assets; or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice, Consent or payment under any Contract, Permit, instrument, or other arrangement to which any of the Purchased Assets is subject (or result in the imposition of any Lien upon any of the Purchased Assets, including Orca LLC’s rights pursuant to [***]).
3.7    [***] License Agreement. Orca LLC is party to [***] and has not assigned, transferred, licensed, sublicensed, granted any options to or pledged any of its rights or obligations thereunder to any Third Party. Orca LLC has not assigned, transferred, licensed, sublicensed, granted any options to or pledged any of its rights or obligations thereunder to any of its Affiliates other than [***] to Orca Ltd (such sublicense, the “NYU Sublicense”). Orca LLC complied with all obligations set forth in Section 5.06 of the 10 NYU License Agreement with respect to the NYU Sublicense. The NYU Sublicense did not permit Orca Ltd to, nor did Orca Ltd, assign, transfer, license, sublicense, grant any options to or pledge any of its rights or obligations thereunder to any Person. The NYU Sublicense was terminated in full prior to the Effective Date, without Orca Ltd retaining any post-termination rights under the NYU License Agreement or to any NYU/NIH Patents, NYU Patents or NYU Know-How other than Orca Ltd’s separate sublicense under Orca LLC’s non-exclusive license to the NYU Know-How pursuant to a license agreement dated January 28, 2015 between NYU and Orca LLC that is not the NYU License Agreement (such license agreement, the “Other NYU License”). Sellers have delivered or has made available to Purchaser a correct and complete copy of (a) the NYU License Agreement, together with all amendments, exhibits, attachments, waivers or other changes thereto and (b) the NYU Sublicense, together with all amendments, exhibits, attachments, waivers or other changes thereto, including with respect to the termination thereof. Subject to the Exception, the NYU License Agreement is legal, valid, binding, enforceable, in full force and effect. The NYU License Agreement has not been breached or cancelled by either Seller, or to the knowledge of Sellers, by any other party thereto. Orca LLC has not irrevocably waived any of its rights under the NYU License Agreement. Orca LLC or Orca Ltd has performed all obligations under the NYU License Agreement that are required to be performed by Orca LLC or Orca Ltd. To the knowledge of Sellers, there is no event which, upon giving of notice or lapse of time or both, would constitute a breach or default under the NYU License Agreement or would permit the termination, modification or acceleration of the NYU License Agreement.
3.8    Assigned Know-How. Orca Ltd is the sole and exclusive owner of the Assigned Know-How. Orca Ltd has not granted to any Person any license of, option to obtain a license of, or other right with respect to, any Assigned Know-How. There are no pending Proceedings or Orders, and to Sellers’ knowledge, no Proceedings or Orders threatened in writing in any jurisdiction or territory, between a Seller and any Third Party relating to the Assigned Know-How. To the knowledge of Sellers, the creation of the Assigned Know-How did not violate, infringe, misappropriate or unlawfully use, or constitute any contributory infringement of or inducement to infringe, misappropriate or unlawfully use, any patent, Know-How, trademark, copyright or application therefor of any Person.

3.9    Inventory. Exhibit B provides an accurate and complete breakdown of all Inventory as of November __, 2015 of the Compounds specifically identified in Exhibit B. All of the Inventory: (a) is of such quality and quantity as to be usable by Purchaser in the ordinary course of business; and (b) is free of any defect or deficiency to the knowledge of Sellers.
3.10    Sufficiency. Except for the Inventory not included in the Selected Inventory as of the Effective Date, the Purchased Assets constitute all of the rights, property and assets that are owned by either Seller or any of its Affiliates as of the Effective Date and that are necessary or reasonably useful for the research, development or commercialization of any Compound or Product.
3.11    [***]
3.12    No Patents. Sellers and their Affiliates do not own any patents or patent applications that disclose or claim the composition of matter, manufacture or use of any Compound or Product.
3.13    License or Option Agreements. Except pursuant to the NYU License Agreement, no Seller or Affiliate of a Seller has obtained any license, option to obtain license, or right to use, any patent, Know-How, trademark, copyright or application therefor that is related to any Compound or Product or the development, manufacture, use, offer for sale or sale thereof.
3.14    Contracts. Except for the NYU License Agreement, [***] (including the research, development, manufacture, transport, distribution, marketing, use, offer for sale, or sale thereof).
3.15    Litigation. There are no pending, and to the knowledge of Seller, no threatened, adverse actions, claims, investigations, suits or proceedings against a Seller or any of its Affiliates, at Law or in equity, or before or by any Governmental Authority, involving the Purchased Assets or any Compound or Product.
3.16    Other Compounds. Other than the Compounds and the Series 2 Compounds, no Seller and no Affiliate of a Seller possesses any right, title, license, option or other interest in or to any compound or other molecule that was developed or arose through the use of the NYU Know-How or that [***]
3.17    [***] and its Affiliates do not have any rights (including any licenses or options to obtain a license) to any Compounds or Products or to any NYU/NIH Patents. No Seller or Affiliate of a Seller has any obligations to [***] or its Affiliates that prohibit or place any limitations on a Seller’s or its Affiliate’s ability to research, develop, manufacture or commercialize any Compounds or Products or to enable or grant rights to others to do so.
ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER
Purchaser represents and warrants to Sellers, that each of the following representations and warranties is true and correct as of the Effective Date:

4.1    Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted.
4.2    Authority Relative to this Agreement. Purchaser has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and to consummate the Acquisition. The execution and delivery of this Agreement and the other Transaction Documents by Purchaser and the consummation by Purchaser of the Acquisition have been duly and validly authorized by all necessary action of the Purchaser and its board of directors, and no other proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the Acquisition. This Agreement and the other Transaction Documents have been or when executed and delivered will be duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by the other Parties hereto, each such agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the Exception.
4.3    No Conflict. The execution and delivery of this Agreement by Purchaser do not, and the performance by Purchaser of its obligations hereunder and the consummation of the Acquisition will not: (a) conflict with or violate any provision of the Organizational Documents of Purchaser or (b) conflict with or violate any Law or Order applicable to Purchaser or by which Purchaser is bound or affected. Purchaser is not required to give any notice to, make any filing with, or obtain any Consent or Permit of any Governmental Authority or other Person in order to consummate the transactions contemplated by this Agreement.
4.4    Brokers’ Fees. Purchaser is not party to any Contract as a result of which a broker, finder or agent could hold any payment obligation against Sellers with respect to the transactions contemplated by this Agreement.
4.5    Litigation. The Purchaser is not party to any Proceedings pending or, to Purchaser’s knowledge, threatened in writing by a Third Party challenging, or that would have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated hereby.
ARTICLE 5

ADDITIONAL COVENANTS
5.1    Further Assurances. Sellers hereby agree, without further consideration, to execute and deliver following the Effective Date such other instruments of transfer and take such other action as Purchaser (or Purchaser’s counsel on behalf of Purchaser) may reasonably request in order to [***] in accordance with this Agreement. To the extent that Purchaser is required to make any filing with the SEC that includes financial statements under Regulation S-X with respect to [***], Sellers shall reasonably cooperate with Purchaser in the preparation of any such SEC-required financial statements (including pro forma financials).

5.2    Technology Transfer. Promptly after the Effective Date, Seller shall transfer to Purchaser [***].
5.3    Development and Commercialization by Purchaser.
(a)    Purchaser shall provide to Sellers a copy of the current Development Plan within thirty (30) days following the Effective Date, and shall promptly (and in any event within thirty (30) days) provide to Seller all amendments to the Development Plan that are agreed between Purchaser and New York University during the term of the NYU License Agreement.
(b)    Purchaser shall provide to Sellers copies of all the written reports on all activities and actions undertaken by Purchaser to develop and commercialise the Licensed Products as provided to New York University pursuant to Section 8.04 of the NYU License Agreement, at the same time that Purchaser provides such reports to New York University, pursuant to the aforesaid Section 8.04.
5.4    Transfer of Purchased Assets. Sellers shall transfer and deliver to Purchaser all Assigned Know-How and Selected Inventory within thirty (30) calendar days of the Effective Date, at Purchaser’s expense for shipping and handling costs, to the locations, and in accordance with the instructions, specified by Purchaser. Sellers will, to the extent any such Assigned Know-How exists in a form suitable for electronic transfer, make such transfer to Purchaser electronically.
5.5    Request of Inventory. At any time during the first twelve (12) months following the Effective Date (the “First Year”), Purchaser shall have the right to request the transfer by Sellers of further Compounds and/or Products from the Inventory, at Purchaser’s expense for shipping and handling costs, to the locations, and in accordance with the instructions, specified by Purchaser. Sellers shall provide such further Compounds and/or Products within thirty (30) days of such request.
5.6    Grant of Rights to Orca Ltd.
(a)    Purchaser hereby grants to Orca Ltd a [***] (as defined below), to perform [***] during the First Year directly relating to (a) [***] of one or more Compounds for [***]; and/or (b) use of one or more Compounds that [***] ((a) and (b) collectively, the “[***]”); provided that Orca Ltd shall not perform any research on any Compound that Purchaser identifies in writing to Orca Ltd as a lead compound or a candidate therefor. In the event that Orca Ltd undertakes any such internal research, Orca Ltd shall promptly disclose to Purchaser any and all intellectual property (including patentable inventions), Know-How, data and results generated through the conduct of such research (collectively, the “Research Results”), and Sellers shall and hereby do assign to Purchaser all right, title and interest in and to the Research Results, including the sole right to apply for any patents and patent applications that disclose or claim any inventions included in the Research Results (the “Research Patents”). At Purchaser’s reasonable request and expense, Sellers shall, and shall ensure that their employees and consultants, take all actions necessary or useful to demonstrate or perfect Purchaser’s ownership of the Research Results and Research Patents or to facilitate the filing, prosecution, maintenance, defense or enforcement of any Research Patent. The foregoing license under the Licensed Technology is a sublicense under the License granted pursuant to the NYU License Agreement and Purchaser is required upon granting such a sublicense to impose certain obligations on the sublicensee. Accordingly, the Parties agree to the provisions set forth in Exhibit E.
(b)    At Orca Ltd’s written request any time [***], or within 30 days after [***] Orca Ltd pursuant to sub-section 5.6(a) above, whichever is earlier (“[***]”), the Parties will negotiate in good faith to agree upon the terms and conditions of, and upon agreement upon such terms and conditions, promptly enter into an agreement pursuant to which Purchaser will grant to Seller [***], which terms and conditions will include the terms and conditions set forth in [***] and additional, mutually agreed terms and conditions (“[***]”). If the Purchaser and Orca Ltd do not enter into [***] prior to [***], Purchaser shall not have any obligations to Orca Ltd, and Orca Ltd. shall not have any rights, with respect to [***] provided, however, that the foregoing shall not be interpreted as depriving Orca Ltd to any rights it may have to the NYU Know-How as a result of a sublicense from Orca LLC under the Other NYU License.
5.7    Bulk Sales. Each of the Parties hereby waives compliance with the notification and all other requirements of the bulk sales laws in force in the jurisdiction in which such laws are applicable to the Purchased Assets or the transactions contemplated by this Agreement.
5.8    Press Releases and Public Announcements. Purchaser may issue a press release announcing this Agreement promptly after the Effective Date, subject to the mutual agreement by the Parties of the content and form of such press release. Except for such press release, and except as set forth in Section 5.9, no Party shall issue any press release or make any public announcement related to the subject matter of this Agreement without the prior consent of the other Party; provided, that nothing in this Section 5.8 shall prevent any Party from: (a) making any disclosure it believes in good faith it is required to make by applicable Law or any listing or trading agreement concerning its securities (in which case the disclosing Party shall use its reasonable best efforts to advise the other Party prior to making the disclosure) or (b) enforcing its rights hereunder.
5.9    Confidentiality.
(a)    Each Party shall hold, and shall use commercially reasonable efforts to cause its representatives (which, for the purposes of this Section 5.9 shall include such Party’s: (i) Affiliates, (ii) underwriters or initial purchasers in connection with their due diligence for securities offerings of such Party, (iii) potential investors or other financing sources in connection with their due diligence for financings of such Party, or (iv) potential acquirers of such Party, in each case, so long as they are otherwise subject to similar confidentiality obligations to such Party) to hold, in strict confidence from any Person (other than any such representative), and shall not use for any purpose, the terms and conditions of this Agreement and all non-public documents and information furnished to it or its Affiliates by or on behalf of the other Party or its Affiliates under this Agreement or the Confidentiality Agreement (“Confidential Information”), except to the extent necessary to perform its obligations or to exercise its rights under this Agreement or as otherwise expressly authorized by this Agreement (which in the case of the representatives described in the parenthetical above, shall include the right to disclose or use for due diligence and transactions described therein) or otherwise agreed in writing by the Parties. For clarity, all non-public information included in the Purchased Assets shall be deemed Confidential Information of Purchaser, and Sellers shall be deemed the receiving Party of such Confidential Information.

(b)    The foregoing confidentiality and non-use obligations shall not apply to any information that can be shown by the receiving Party to have been: (i) previously known by the receiving Party (excluding information included in the Purchased Assets); (ii) in the public domain (either prior to or after the furnishing of such documents or information hereunder) other than through the receiving Party’s breach of its confidentiality obligations hereunder; or (iii) lawfully acquired by the receiving Party or any of their Affiliates after the Effective Date from another source that is not under an obligation to the other Party or another Person to keep such documents and information confidential.
(c)    In the event that a Party (or any of its Affiliates) is requested or required by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process or by applicable Law or any listing or trading agreement concerning its securities to disclose any Confidential Information of the other Party, such Person shall (i) provide the other Party with prompt notice so that such other Party may seek a protective order or other appropriate remedy or, in such other Party’s sole discretion, waive compliance with the provisions of this Section 5.9 and (ii) cooperate with the other Party, at such other Party’s expense, in any effort to obtain a protective order or other remedy. In the event that such protective order or other remedy is not obtained or the other Party waives compliance with the provisions of this Section 5.9, such Person shall (x) disclose only that portion of the Confidential Information that such Person is advised, by its counsel, is legally required and shall use commercially reasonable efforts to obtain reliable assurance that confidential treatment is accorded the Confidential Information so disclosed (to the extent available) and (y) use reasonable best efforts to promptly furnish to the other Party a copy (in whatever form or medium) of such Confidential Information that it intends to furnish.
(d)    Notwithstanding anything in this Section 5.9, each Party may disclose this Agreement and its terms and conditions in securities filings with the Securities Exchange Commission (the “SEC”) or equivalent foreign agency to the extent required by applicable Law after complying with the procedure set forth in this Section 5.9(d). In the event a Party is required to file a Form 8-K, such Party shall provide the other Party with a copy of such Form 8K and such other Party agrees to promptly review such disclosure within one (1) Business Day of receipt of such Form 8-K. In addition, such Party shall prepare a proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, no less than seven (7) days after receipt of such proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines specified by applicable Law. The Party seeking such disclosure shall reasonably consider any comments thereto provided by the other Party within such one (1) day or seven (7) day period, as applicable, and shall use reasonable efforts to obtain confidential treatment of this Agreement from the SEC (or equivalent foreign agency) as represented by the redacted version revised by the other Party. If both Parties determine that they are required to disclose this Agreement and its terms and conditions in securities filings as described in the first sentence of this Section 5.9(d), then the Parties shall use good faith efforts to agree upon a redacted version of this Agreement for which each Party will request confidential treatment and to coordinate with each other with respect to any revisions to such redacted version requested or required by the SEC or equivalent foreign agency.

(e)    The Confidentiality Agreement is hereby terminated as of the Effective Date, without further action by any party thereto and information exchanged under the Confidentiality Agreement shall be deemed to be exchanged under this Agreement.
5.10    Termination of the NYU License. In the event of termination of the NYU License Purchaser shall provide Sellers with written notice within five (5) business days of termination, or within five (5) business days of receipt of a notice to terminate, whichever the earlier.
5.11    Expenses. Each of the Parties shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the Acquisition, including all fees and expenses of its representatives.
ARTICLE 6

GENERAL
6.1    Indemnification
(a)    Indemnification by Sellers. Sellers shall indemnify and hold harmless Purchaser and its Affiliates and their respective Representatives (the “Purchaser Indemnified Parties”) from and against any and all Damages incurred by any Purchaser Indemnified Party in connection with any claim, demand, action, proceeding, or investigation relating to or arising from:
(i)    any breach by a Seller of any warranty or the inaccuracy of any representation of such Seller contained in this Agreement, the Transaction Documents or in any other agreement or instrument contemplated by this Agreement;
(ii)    any breach by a Seller of any of such Sellers’ covenants contained in this Agreement, the Transaction Documents or in any other agreement or instrument contemplated by this Agreement; or
(iii)    the practice of the license set forth in Section 5.6(a);
(iv)    any third-party claim to the extent Damages resulting therefrom are (1) as a result of the use of, or the research, development, manufacture, commercialization, use or sale of, any Compound or Product by or on behalf of a Seller or any of its Affiliates, licensees or sublicensees prior to the Effective Date and (2) not Damages for which the Seller Indemnitees are entitled to seek indemnification pursuant to Section 6.1(b).
(b)    Indemnification by Purchaser. Purchaser shall indemnify and hold harmless Sellers and their respective Representatives (the “Seller Indemnified Parties”) from and against any and all Damages incurred by any Seller Indemnified Party in connection with any claim, demand, action, proceeding, or investigation relating to or arising from:
(i)    any breach by Purchaser of any warranty or the inaccuracy of any representation of Purchaser contained in this Agreement, the Transaction Documents or in any other agreement or instrument contemplated by this Agreement;

(ii)    any breach by Purchaser of any of Purchaser’s covenants contained in this Agreement, the Transaction Documents or in any other agreement or instrument contemplated by this Agreement;
(iii)    any Assumed Liability; and
(iv)    any third-party claim to the extent Damages resulting therefrom are (i) as a result of the use of, or the research, development, manufacture, commercialization, use or sale of, any Compound or Product by or on behalf of Purchaser or any of its Affiliates or Sublicensees after the Effective Date and (ii) not Damages for which the Purchaser Indemnitees are entitled to seek indemnification pursuant to Section 6.1(a).
(c)    Third Party Claims. If any action at law or suit in equity is instituted by or against a third party with respect to which any Purchaser Indemnified Party or Seller Indemnified Party (the “Indemnified Party”) believes is reasonably likely to result in Damages under this Section 6.1, such Indemnified Party shall promptly notify the other Party (the “Indemnifying Party”) of such action or suit; provided that any delay or failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder except to the extent Indemnifying Party is materially prejudiced by such delay or failure. Indemnifying Party shall, promptly and in no event later than five (5) days after receipt of the notice, notify such Indemnified Party whether Indemnifying Party elects to conduct and control such action or suit, but only after confirming in writing to such Indemnified Party that it accepts responsibility to indemnify such Indemnified Party for all Damages arising from such action or suit. If Indemnifying Party provides the foregoing notice, Indemnifying Party shall have the right to conduct and control, at its sole expense and with counsel of its choice (which counsel must be reasonably satisfactory to such Indemnified Party), such action or suit, and such Indemnified Party shall reasonably cooperate in connection therewith; provided that Indemnifying Party shall not settle such action or suit without the prior consent of such Indemnified Party (not to be unreasonably withheld, conditioned or delayed), unless the third-party claimant and Indemnifying Party provide to such Indemnified Party an unqualified release from all liability in respect of such action or suit and such settlement, compromise or judgment does not involve any nonmonetary penalty or admission of fault or liability on the part of such Indemnified Party or its Affiliates. Such Indemnified Party may participate in the defense of such action or suit that is defended by Indemnifying Party with counsel of its choice; provided, however, that the fees and expenses of such Indemnified Party’s counsel shall be paid by such Indemnified Party unless (i) Indemnifying Party has agreed in writing to pay such fees and expenses or (ii) such Indemnified Party shall have reasonably determined based on the advice of counsel that a conflict or potential conflict exists between Indemnifying Party and such Indemnified Party that would make such separate representation advisable or there are one or more factual or legal defenses available to such Indemnified Party that are different or in addition to those that are available to Indemnifying Party.
(d)    Right of Set-Off. Notwithstanding anything to the contrary in this Agreement, and without prejudice to any other right or remedy it has or may have, Purchaser may set off or recoup any indemnification payments owed to it by Seller pursuant to Section 6.1(b) against any Milestone Payments or Royalties to Seller pursuant to Sections 2.4 and 2.5, respectively.

6.2    Liability. NO PARTY OR ANY OF ITS AFFILIATES SHALL BE LIABLE WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), BREACH OF STATUTORY DUTY, RESTITUTION OR OTHERWISE) FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES, WHETHER OR NOT THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH TYPES OF DAMAGES.
6.3    Anti-bribery and anti-corruption
(a)    In performing their respective obligations hereunder, the Parties acknowledge that the corporate policies of Purchaser and Sellers and their respective Affiliates require that each Party’s business be conducted within the letter and spirit of the law. By signing this Agreement, each Party agrees to conduct the business contemplated herein in a manner which is compliant with all Laws, including the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010, good business ethics, and its ethics and other corporate policies. Specifically, each Party agrees that it has not, and covenants that it, its Affiliates, and its and its Affiliates’ directors, employees, officers, and anyone acting on its behalf, will not, in connection with the performance of this Agreement, directly or indirectly, make, promise, authorize, ratify or offer to make, or take any action in furtherance of, any payment or transfer of anything of value for the purpose of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage; or improperly assisting it in obtaining or retaining business for it or the other Party, or in any way with the purpose or effect of public or commercial bribery.
(b)    Neither Party shall contact, nor otherwise knowingly meet with, any Government Official for the purpose of discussing activities arising out of or in connection with this Agreement, without the prior written approval of the other Party, except where such meeting is consistent with the purpose and terms of this Agreement and in compliance with Laws.
(c)    Each Party shall ensure that all transactions under the Agreement are properly and accurately recorded in all material respects on its books and records and that each document upon which entries in such books and records are based is complete and accurate in all material respects. Each Party further represents, warrants and covenants that all books, records, invoices and other documents relating to payments and expenses under this Agreement are and shall be complete and accurate and reflect in reasonable detail the character and amount of transactions and expenditures. Each Party must maintain a system of internal accounting controls reasonably designed to ensure that no off-the-books or similar funds or accounts will be maintained or used in connection with this Agreement.
(d)    Each Party agrees to ensure that all of its employees involved in performing its obligations under this Agreement are made specifically aware of the compliance requirements under this Section 6.3. In addition, each Party agrees to ensure that all such employees participate in and complete mandatory compliance training to be conducted by each Party, including specific training on anti-bribery and corruption, in accordance with such Party’s standard operating procedures with respect to training.
6.4    Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or email or sent,

postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or facsimile, upon receipt of confirmation if sent by email, or if mailed, three (3) Business Days after mailing (one Business Day in the case of express mail or overnight courier service), to the parties at the following addresses, facsimiles or email addresses (or at such other address, facsimile or email address for a Party as shall be specified in a notice given in accordance with this Section 6.4):
(a)    If to Purchaser:
[***]
(b)    If to Sellers:
[***]
6.5    Severability. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.
6.6    Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective personal representatives, heirs, successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other Party; provided, that each Party may assign (a) any or all of its rights, interests or obligations hereunder to one or more of its Affiliates or (b) all of its rights, interests and obligations hereunder to its successor in interest in connection with a merger, acquisition or similar transaction or the sale of all or substantially all of its stock or assets. Any attempted assignment not in accordance with this Section 6.6 shall be null and void and of no legal effect. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.
6.7    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such successors and assigns, any legal or equitable rights hereunder.
6.8    Incorporation of Exhibits. All Exhibits and Schedules attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.
6.9    Governing Law and Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF [***] OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF DELAWARE. The courts of the State

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of Delaware shall have jurisdiction with respect to any dispute between the Parties arising under or in connection with this Agreement, and the Parties submit to the jurisdiction of those courts
6.10    Dispute Resolution.
(a)    Notwithstanding the provisions of Section 6.9 above, in the case of any dispute between the Parties any matters in dispute shall be first referred to the Chief Executive Officer of Purchaser and the Chief Executive Officer of Orca Ltd (collectively, the “Executives”), and the Parties shall attempt to resolve it in good faith through their Executives within thirty (30) days. Any final decision mutually agreed to by the said Executives shall be in writing and shall be conclusive and binding on the Parties. All discussions under this Section 6.10 shall be confidential and shall be treated as settlement negotiations for purposes of applicable rules of evidence.
(b)    If the Executives are unable to resolve the dispute within the period specified in Section 6.10(a), then the Parties may seek to have the dispute resolved pursuant to last sentence of Section 6.9.
(c)    Nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed or maintained notwithstanding any ongoing discussions between the Parties.
6.11    Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.
6.12    Counterparts; Facsimiles. This Agreement may be executed and delivered (including by electronic or facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
6.13    Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto) and [***] executed in connection with the consummation of the [***], contain the entire agreement between the Parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.
6.14    Specific Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached and that an award of money damages would be inadequate in such event. Accordingly, it is acknowledged that the Parties shall be entitled to equitable relief, without proof of actual damages, to enforce performance of this Agreement in accordance with its terms, including an Order for specific performance, to prevent

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breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy under this Agreement. Each Party further agrees that neither the other Party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.14, and each Party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
6.15    Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by all of the Parties. The provisions hereof may be waived only in writing signed by all of the Parties. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at Law or in equity.
[Signatures appear on next page]

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IN WITNESS WHEREOF, intending to be legally bound hereby, the Parties have caused this Agreement to be signed in their respective names by their duly authorized representatives as of the date first above written.
BRICKELL BIOTECH, INC.

By: /s/ Andrew Sklawer
Name: Andrew Sklawer
Title: COO

ORCA PHARMACEUTICALS LLC

By: /s/ Michael Hunter
Name: Michael Hunter
Title: CEO

ORCA PHARMACEUTICALS LIMITED

By: /s/ Baiju R. Shah
Name: Baiju R. Shah
Title: Director

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EXHIBIT A
NYU LICENSE AGREEMENT

Execution Copy
SECOND RESTATED LICENSE AGREEMENT
This Restated License Agreement (this “Agreement”), effective as of June 6, 2013 (the “Effective Date”) and first amended as of 28 January 2015 (the “License Restatement Effective Date”), and subsequently amended as of 23 November 2015 (the “Second License Restatement Effective Date”) is by and between:
NEW YORK UNIVERSITY (hereinafter “NYU”), a corporation organized and existing under the laws of the State of New York and having a place of business at 70 Washington Square South, New York, New York, 10012.
AND
ORCA PHARMACEUTICALS LLC (hereinafter “CORPORATION”), a limited liability company organized and existing under the laws of the State of Delaware having its principal office at 3605 Warrensville Center Rd., MSC 2394, Cleveland, OH 44122.
RECITALS
WHEREAS, [***], an employee of the Howard Hughes Medical Institute (“HHMI”) and a faculty member at NYU; and [***], an employee of NYU (hereinafter “the NYU Scientists”) have made certain inventions relating to [***], all as more particularly described in pending U.S. patent applications and counterpart foreign patent applications owned by NYU, identified in annexed Appendix I.A and forming an integral part hereof (hereinafter “the NYU Pre-Existing Inventions”);
WHEREAS, the NYU Scientists and researchers of the National Institutes of Health (hereinafter “NIH”) have made certain inventions relating to [***], all as more particularly described in pending U.S. patent applications and counterpart foreign patent applications jointly owned by NYU and the NIH, identified in annexed Appendix I.13 and forming an integral part hereof (hereinafter “the NYU/NIH Pre-Existing Inventions”);
WHEREAS, the [***] with NYU dated 05/13/2013, 07/23/2012 and 06/26/2012 attached hereto as Appendix IV under which [***] (the “Inter-Institutional Agreements”);
WHEREAS, HHMI has assigned its rights in the NYU Pre-Existing Inventions and NYU/NIH Pre-Existing Inventions to NYU, subject to an HHMI License (as hereinafter defined).
WHEREAS, the parties entered into a license agreement dated June 7, 2013 for the NYU Pre-Existing Inventions, the NYU/NIH Pre-Existing Inventions and the NYU Know-How (as defined below) (the “Original License”);
WHEREAS, the parties have previously re-stated the Original License in two agreements: a Restated License Agreement dated January 28, 2015 (the “Restated Agreement”) and a separate know-how license to the NYU Know-How dated January 28, 2015; and WHEREAS, subject to the terms and conditions hereinafter set forth, NYU and CORPORATION are willing to restate the

Exhibit A-1

Restated Agreement to provide that NYU grants to CORPORATION and CORPORATION accepts from NYU the license to the NYU Pre-Existing Inventions, the NYU/NIH Pre-Existing Inventions and the NYU Know-How on the terms set out below;
NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:
1.Definitions.
1.01    “Affiliate” shall mean any company or other legal entity which controls, or is controlled by, or is under common control with, CORPORATION; control for purposes of this definition means the holding of (i) fifty percent (50%) or more of the capital and/or the voting rights and/or (H) the right to elect or appoint fifty percent (50%) or more of the directors.
1.02    “Agreement Year” shall mean the yearly period beginning on the License Restatement Effective Date and each succeeding year thereafter for the term of the Agreement.
1.03    “Date of First Commercial Sale” shall mean, [***] the date on which a Licensed Product is first sold by CORPORATION or an Affiliate or sublicensee of CORPORATION.
1.04    “Field” shall mean all fields and uses.
1.05    “License” shall mean (i) the [***] the NYU/NIH Patents (as hereinafter defined), and (ii) the [***] the NYU Patents and the NYU Know-How (as hereinafter defined); in each case [***]
1.06    “Licensed Patents” shall mean the NYU Patents and the NYU/NIH Patents.
1.07    “Licensed Products” shall mean Licensed Compound Products and Licensed Know-How Products.
1.08    “Licensed Compound Products” shall mean all products which in the absence of the License would infringe any Valid Claim.
1.09    “Licensed Know-How Products” shall mean all products that are (i) not Licensed Compound Products, and (ii) which also are not Series 2 Licensed Products (as hereinafter defined), and (Hi) which either incorporate or are discovered or developed using NYU Know-How.
1.10    “Licensed Technology” shall mean all [***]
1.11    “Net Sales” shall mean the total amount invoiced by CORPORATION, its Affiliates, and its sublicensees in connection with sales of the Licensed Products to any person or entity that is not an Affiliate or a sublicensee of CORPORATION under the License, after deduction of all the following to the extent applicable to such sales;

i)	all trade, case and quantity credits, discounts, refunds or rebates, including Medicaid, managed care and other such rebates;

Exhibit A-2

ii)	allowances or credits for returns and recalls;

iii)	sales taxes (including value-added tax), custom duties and other governmental charges levied on sales of Licensed Product; and

iv)	amounts for transportation, transportation insurance, handling and shipping.
If CORPORATION, a CORPORATION Affiliate, or any sublicensee sells any Licensed Product in [***] containing [***], Net Sales of such [***] for the purpose of determining [***] to NYU pursuant to Section 6.01(c) will be calculated by [***] If, on a country-by-country basis, such other [***] are not sold separately in such country, but the Licensed Product component of [***] in such country, Net Sales for the purpose of [***] shall be [***]. If, on a country-by-country basis, such Licensed Product component is not sold separately in such country, Net Sales of [***] for the purposes of [***] for the [***] shall be [***] of CORPORATION and NYU, based upon [***] and available market information. Notwithstanding anything above to the contrary, in no event shall [***]
1.12    “NYU Know-Hove shall mean any information that was discovered, developed or acquired by, or on behalf of the NYU Scientists as of the Effective Date and, in each case, provided by NYU to CORPORATION, including but not limited to the information listed in Appendix II.
1.13    “NYU Patents” shall mean the patent applications listed in Appendix I.A and any divisions, continuations or claims of foreign counterparts thereof, or patents issuing thereon, or reissues, renewals and extensions thereof which are directed to subject matter specifically described in the patent applications listed in Appendix I.A.
1.14    “NYU/NIH Patents” shall mean the patent applications listed in Appendix I.13 and any divisions, continuations, continuations-in-part (but only to the extent that such continuations-in-part claim inventions specifically described in, and are directed to subject matter specifically described in, the patent applications listed in Appendix 1.B) or claims of foreign counterparts thereof, or claims of patents issuing thereof which are directed to subject matter specifically described in the patent applications listed in Appendix 1.B, or reissues, renewals and extensions thereof which are directed to subject matter specifically described in the patent applications listed in Appendix I.B.
1.15    “Series 2 Licensed Products” shall mean the series of compounds generated solely by Orca Pharmaceuticals Limited or on Orca Pharmaceuticals Limited’s behalf and which [***] as filed, [***]
1.16    “Valid Claim” shall mean on a territory by territory basis, any claim of any issued unexpired Licensed Patent or any pending patent application within Licensed Patents which has been pending for less than five (5) years from the earliest date to which it claims priority, in each case which has not been disclaimed, permitted to lapse or held invalid by a court of competent jurisdiction or patent office from which no appeal can be taken or is taken within the time limits provided for such an appeal.

Exhibit A-3

2.    Effective Date.
This Agreement shall be effective as of the Effective Date and shall remain in full force and effect until it expires or is terminated in accordance with Section 13 hereof.
3.    Title.
3.01    Subject to the License granted to CORPORATION hereunder, and the HHMI License, it is hereby agreed that all right, title and interest, in and to the (i) NYU Patents and NYU Know-How, and in and to any drawings, plans, diagrams, specifications, and other documents containing any of the NYU Patents and NYU Know-How shall [***] and (ii) NYU/NIH Patents, and in and to any drawings, plans, diagrams, specifications, and other documents containing any of the NYU/NIH Patents shall [***]. At the request of NYU, CORPORATION shall take [***] as may be [***] to give full effect to said right, title and interest of NYU and NIH including, but not limited to, the execution of any documents that may be required to record such right, title and interest with the appropriate agency or government office.
3.02    For so long as each of the NYU Scientists is employed by NYU or HHMI, any and all inventions made by such NYU Scientist and relating to the Field shall be owned [***] (as hereinafter defined).
3.03    NYU shall not terminate [***] without CORPORATION’s prior written consent. If NYU receives any notice pursuant to Section 10.3 of one or more of [***], NYU shall provide CORPORATION with a copy of such notice [***], shall permit CORPORATION to control the content of and approve the response [***] with respect to such notice, in consultation with NYU, and shall permit CORPORATION to participate in any discussions or other communication [***] regarding any potential termination of [***] thereof.
4.    Patents and Patent Applications.
4.01    [***]
4.02    At the initiative of CORPORATION or NYU, the parties shall consult with each other regarding the prosecution of all patent applications with respect to the NYU/NIH Patents. Copies of all such patent applications, patent office actions and proposed responses shall be forwarded to each of NYU and CORPORATION sufficiently prior to filing to allow for review and comment by each party, and the comments of each party shall be reasonably considered.
4.03    Subject to Section 4.02, all applications and proceedings with respect to the NYU/NIH Patents shall be filed, prosecuted and maintained by CORPORATION at the expense of CORPORATION. CORPORATION may select patent counsel, NYU may object to appointment of patent counsel where it believes such patent counsel are not qualified to file, prosecute and maintain the NYU/NIH Patents on behalf of CORPORATION. Where such objection is received, CORPORATION shall select alternative counsel reasonably acceptable to NYU, such acceptance not to be unreasonably withheld. CORPORATION shall file and prosecute the NYU/NIH Patents in good faith to obtain as broad a protection as reasonably possible, based on advice received from

Exhibit A-4

its patent counsel on obtaining such broad protection. The final decision in relation to any prosecution shall vest with CORPORATION.
4.04    If at any time during the term of this Agreement CORPORATION decides that it is undesirable, as to one or more countries, to prosecute or maintain any patents or patent applications within the NYU/NI H Patents, it shall give prompt written notice thereof to NYU at least 60 days in advance of any deadline, and upon receipt of such notice CORPORATION shall be released from its obligations to bear all of the expenses to be incurred thereafter as to such countries in conjunction with such patent(s) or patent application(s) and such patent(s) or application(s) shall be deleted from the Licensed Technology and NYU shall be free to prosecute such patents or patent applications at its sole discretion and expense, and to grant rights in and to such patent(s) or patent application(s) in such countries to third parties, without further notice or obligation to CORPORATION, and the CORPORATION shall have no rights whatsoever to exploit such patent(s) or patent application(s) in such countries.
4.05    NYU shall prosecute the NYU Patents at its sole discretion and expense and may abandon any NYU Patents at NYU’s sole discretion.
4.06    Subject to Section 16, Nothing herein contained shall be deemed to be a warranty by NYU, NIH, or HHMI that

i)
NYU can or will be able to obtain any patent or patents on any patent application or applications in the Licensed Patents or any portion thereof, or that any of the Licensed Patents will afford adequate or commercially worthwhile protection, or

ii)	that the manufacture, use, or sale of any element of the Licensed Technology or any Licensed Product will not infringe any patent(s) of a third party.
4.07    CORPORATION and any Affiliates and sublicensees of CORPORATION shall insure that they apply patent markings that meet all requirements of U.S. law, 35 U.S.C. § 287, with respect to all Licensed Products.
5.    Grant of License.
5.01    Subject to the terms and conditions hereinafter set forth, NYU hereby grants to CORPORATION and CORPORATION hereby accepts from NYU the License.
5.02    NYU reserves [***].
5.03    The parties acknowledge that the United States government retains rights in intellectual property funded under any grant or similar contract with a Federal agency. The License is expressly subject to all applicable United States government rights, including, but not limited to, any applicable requirement that products, which result from such intellectual property and are sold in the United States, must be substantially manufactured in the United States. NYU will take all

Exhibit A-5

actions reasonably requested by CORPORATION, at CORPORATION’s expense, to obtain a waiver from the United States government of such substantial manufacture requirement.
5.04    The parties acknowledge that the Licensed Technology was developed, at least in part, by [***]
5.05    The License granted to CORPORATION in Section 5.01 hereto shall commence upon the Effective Date and shall remain in force [***], if not previously terminated under the terms of this Agreement for [***] or until the expiration date of the last to expire of the NYU Patents and the NYU/NIH Patents that cover such Licensed Product [***], whichever shall be later (the “License Term”). CORPORATION shall inform NYU in writing of the Date of First Commercial Sale with respect to each Licensed Product [***] as soon as practicable after the making of each such first commercial sale. Following the expiration of the License Term, [***], CORPORATION shall [***].
5.06    CORPORATION shall be entitled to [***] under the License on terms and conditions in compliance and not inconsistent with the terms and conditions of this Agreement (except that [***] (i) to an Affiliate or (ii) to other third parties for consideration and in an arms-length transaction. The NYU Patents may only be [***]. All [***] shall only be granted by CORPORATION under a written agreement, a copy of which shall be provided by CORPORATION to NYU and NIH as soon as practicable after the signing thereof; provided, that, (a) the copy of the [***] may be redacted by CORPORATION with respect to obligations that are not relevant to this Agreement and (b) the terms of each such [***] shall be Confidential Information of CORPORATION for purposes of this Agreement. Each [***] granted by CORPORATION hereunder shall be subject and subordinate to the terms and conditions of this Agreement and shall contain (inter-alia) the following provisions:

(1)	[***]

(2)	[***]

(3)	[***]

(4)	[***]

(5)	[***]

(6)	[***]
6.    Payments for License.
6.01    In consideration for the grant and during the term of the License with respect to each Licensed Product, CORPORATION shall pay to NYU:

(a)	[***]; and

(b)	Within [***] after [***] with respect to each Licensed Compound Product and each Licensed Know-How Product, the payments as indicated below:

Exhibit A-6

[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

The foregoing [***] with respect to the [***], regardless of how many times [***]. If a particular above [***] is achieved by a sublicensee of CORPORATION, and if CORPORATION [***], for which a payment is due to NYU under Section 6.01(d) below, then NYU shall [***] For example, if [***] shall fully satisfy CORPORATION’s obligations to NYU pursuant to this Section 6.01(b) and Section 6.01(d).

(c)	[***]; and

(d)
[***] under the terms of, or as a consideration for the grant of, a sublicense of any rights hereunder or for [***] such a sublicense, based upon the development stage of the [***] included in such grant at the time of the grant other than [***]:

(I)	[***]

(II)	[***]

(III)	[***]
6.02    For the purpose of [***] hereunder, the year shall be divided into four parts ending on March 31, June 30, September 30, and December 31. Not later than sixty (60) days after each December, March, June, and September in each Agreement Year during the term of the License, CORPORATION shall submit to NYU a full and detailed report [***] NYU under the terms of this Agreement for the preceding quarter year (hereinafter “the Quarter-Year Report”), setting forth the [***] including:

i)	[***];

ii)	[***];

iii)	[***]

iv)	[***]
If no [***] payments are due, a statement shall be sent to NYU stating such fact. Payment of the full amount of [***] for the preceding quarter year shall accompany each Quarter-Year Report on [***]. CORPORATION shall keep for a period of at least [***], full, accurate and compete books

Exhibit A-7

and records consistent with sound business and accounting practices and in such form and in such detail as to enable [***] to NYU from CORPORATION pursuant to the terms of this Agreement.
6.03    Within sixty (60) days after the end of each Agreement Year, commencing on the Date of First Commercial Sale CORPORATION shall furnish NYU with a report (hereinafter “the Annual Report”), relating to [***] pursuant to this Agreement in respect of the Agreement Year covered by such Annual Report and containing the same details as those specified in Section 6.02 above in respect of the Quarter-Year Report.
6.04    On [***] notice and during regular business hours and not more than once per calendar year, NYU or the authorized representative of NYU shall each have the right to designate an independent, certified public accountant reasonably acceptable to CORPORATION to inspect the books of accounts, records and other relevant documentation of CORPORATION or of any Affiliate of CORPORATION insofar as they relate to the production, marketing and sale of the Licensed Products, in order to [***] hereunder, and the accuracy of the information provided to NYU in the aforementioned reports. The cost of such inspection shall be borne by NYU, unless it is determined in such inspection that NYU has been underpaid in any period by more than [***] of the amount which NYU should have been paid, in which case the cost of such inspection shall be reimbursed to NYU by CORPORATION.
7.    Method of Payment.
7.01    [***] hereunder shall be paid to NYU in [***]. Any such [***] based on the closing buying rate listed at [***] on the last business day of the accounting period for which such royalty or other payment is due.
7.02    CORPORATION shall be responsible for payment to NYU of [***] by each Affiliate of CORPORATION.
7.03    Any amount payable hereunder by one of the parties to the other, which has not been paid by the date on which such payment is due, shall bear interest form such date until the date on which such payment is made, at the rate of [***] per annum in excess of the prime rate prevailing at the Citibank, N.A., in New York, during the period of arrears and such amount and the interest thereon may be set off against any amount due, whether in terms of this Agreement or otherwise, to the party in default by any non-defaulting party.
8.    Development and Commercialization.
8.01     CORPORATION undertakes to use [***] to carry out the Development Plan (annexed hereto as Appendix III and which is an integral part of this Agreement, as such Development Plan may be updated from time-to-time by mutual agreement of the parties), including but not limited to, the performance of all efficacy, pharmaceutical, safety, toxicological and clinical tests, trials and studies and all other activities necessary in order to obtain the approval of the FDA for the production, use and sale of the Licensed Products, all as set forth in the Development Plan (as updated from time-to-time by mutual agreement of the parties) and within all timetables set forth therein. CORPORATION further undertakes to exercise [***], and to include in each

Exhibit A-8

sublicense agreement an obligation of such sublicensee, to [***], to obtain the appropriate approvals of the health authorities for the production, use and sale of the Licensed Products, [***] in which CORPORATION or its sublicensees intend to produce, use, and/or sell Licensed Products.
8.02    Provided that applicable laws, rules and regulations require that the performance of the tests, trials, studies and other activities specified in Paragraph 8.01 above shall be carried out in accordance with FDA Good Laboratory Practices and in a manner acceptable to the relevant health authorities, CORPORATION shall carry out such tests, trials, studies and other activities in accordance with FDA Good Laboratory Practices and in a manner acceptable to the relevant health authorities. Furthermore, the Licensed Products shall be produced in accordance with FDA Good Manufacturing Practice (“GMP”) procedures in a facility which has been certified by the FDA as complying with GMP, provided that applicable laws, rules and regulations so require.
8.03    CORPORATION agrees to use [***] to begin the regular commercial production, use, and sale of the Licensed Products [***] in accordance with the Development Plan and to continue diligently thereafter to commercialize the Licensed Products.
8.04    CORPORATION shall provide NYU with written reports on all activities and actions undertaken by CORPORATION to develop and commercialize the Licensed Products; such reports shall be made within sixty (60) days after each six (6) months during the term of this Agreement, commencing six (6) months after the Effective Date. CORPORATION shall include sufficient details in such reports for NYU to ascertain CORPORATION’s progress in developing and commercializing Licensed Products.
9.    CONFIDENTIAL INFORMATION.
9.01    “Confidential Information” shall mean non-public information provided by one party (a “Disclosing Party”) to the other party (“Recipient”). Except as otherwise provided in Section 9.02 and 9.03 below, each Recipient shall maintain any and all of the Confidential Information in confidence and shall not release or disclose any tangible or intangible component thereof to any third party without first receiving the prior written consent of, the Disclosing Party to said release or disclosure.
9.02    The obligations of confidentiality set forth in Sections 9.01 shall not apply to any Confidential Information that (i) is or becomes publicly available through no wrongful act of Recipient; (ii) was known by Recipient prior to disclosure by the Disclosing Party, as evidenced by tangible records; (iii) becomes known to Recipient after disclosure from a third party having an apparent bona fide right to disclose it; (iv) is independently developed or discovered by Recipient without use of the Disclosing Party’s Confidential Information, as evidenced by tangible records; or (v) is disclosed to another party by the Disclosing Party without restriction on further disclosure.
9.03    Recipient shall have the right to, and agrees that it will, use the Disclosing Party’s Confidential Information solely as provided under this Agreement, except a Recipient may disclose Confidential Information of the Disclosing Party to (x) its Affiliates, and to its and their directors, employees, consultants, and agents in each case who have a specific need to know such Confidential Information and who are bound by a like obligation of confidentiality and restriction on use, (y)

Exhibit A-9

any bona fide actual or prospective collaborators, sublicensees, underwriters, investors, lenders or other financing sources who are obligated to keep such information confidential, to the extent reasonably necessary to enable such actual or prospective collaborators, sublicensees, underwriters, investors, lenders or other financing sources to determine their interest in collaborating with, sublicensing, underwriting or making an investment in, or otherwise providing financing to, the Recipient, and (z) the extent such disclosure is required to comply with applicable law or regulation or the order of a court of competent jurisdiction or to defend or prosecute litigation; provided, however, that the Recipient provides prior written notice of such disclosure to the Disclosing Party and takes reasonable and lawful actions to avoid or minimize the degree of such disclosure. Notwithstanding any other provision of this Agreement, each Recipient may disclose and use Confidential Information of the Disclosing Party as necessary to file or prosecute patent applications, prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement, or to submit regulatory filings.
10.    Infringement of NYU and NYU/NIH Patents.
10.01    In the event a party to this Agreement acquires information that a third party is infringing one or more of the NYU Patents or NYU/NIH Patents, the party acquiring such information shall promptly notify the other party to the Agreement in writing of such infringement.
10.02    In the event of an infringement of an NYU/NIH Patent, CORPORATION shall have the right but not the obligation to bring suit against the infringer. Should CORPORATION elect to bring suit against an infringer and NYU is joined as a party plaintiff in any such suit, NYU shall have the right to approve the counsel selected by CORPORATION to represent CORPORATION and NYU. The expenses of such suit or suits that CORPORATION elects to bring, including the reasonable expenses of NYU incurred in conjunction with the prosecution of such suit or the settlement thereof, shall be paid for entirely by CORPORATION and CORPORATION shall reimburse NYU, NIH, and HHMI for their reasonable costs and expenses incurred in connection with such litigation, including attorneys’ fees. CORPORATION shall not compromise or settle such litigation without the prior written consent of NYU which shall not be unreasonably withheld.
10.03    In the event CORPORATION exercises the right to sue herein conferred, it shall have the right to first reimburse itself out of any sums recovered in such suit or in settlement thereof for all costs and expenses of every kind and character, including reasonable attorneys’ fees, necessarily involved in the prosecution of any such suit, and if after such reimbursement, any funds shall remain from said recovery, CORPORATION shall promptly pay to NYU an amount as follows: (i) in the case of damages representing lost profits of CORPORATION, lost sales shall be calculated based on such lost profits and CORPORATION’s profit margin, and [***], (ii) in the case of damages representing [***], then such damages shall be deemed to be consideration for the grant of a sublicense, and [***] and (iii) [***]; and, in each case, CORPORATION shall be entitled to receive and retain the balance of the remainder of such recovery.
10.04    If CORPORATION does not bring suit against said infringer pursuant to Section 10.02 herein, or has not commenced negotiations with said infringer for discontinuance of said infringement, within ninety (90) days after receipt of such notice, NYU shall have the right, but shall not be obligated, to bring suit for such infringement. Should NYU elect to bring suit against

Exhibit A-10

an infringer and CORPORATION is joined as a party plaintiff in any such suit, CORPORATION shall have the right to approve the counsel selected by NYU to represent NYU and CORPORATION, and NYU shall reimburse CORPORATION for its reasonable costs and expenses incurred in connection with such litigation, including attorneys’ fees. If CORPORATION has commenced negotiations with an alleged infringer of the NYU/NIH Patent for discontinuance of such infringement within such 90-day period, CORPORATION shall have an additional ninety (90) days from the termination of such initial 90-day period to conclude its negotiations before NYU may bring suit for such infringement. In the event NYU brings suit for infringement of any NYU/NIH Patent, NYU shall not compromise or settle any such suit by licensing the alleged infringer without the prior consent of CORPORATION, which shall not be unreasonably withheld. In the event NYU brings suit for infringement of any NYU/NIH Patent, NYU shall have the right to first reimburse itself out of any sums recovered in such suit or settlement thereof for all costs and expenses of every kind and character, including reasonable attorneys’ fees necessarily involved in the prosecution of such suit, and if after such reimbursement, any funds shall remain from said recovery, [***] and NYU shall be entitled to receive and retain the balance of the remainder of such recovery.
10.05    Each party shall always have the right to be represented by counsel of its own selection in any suit for infringement of the NYU/NIH Patents instituted by the other party to this Agreement under the terms hereof. The expense of such counsel shall be borne by the party initiating such infringement suit.
10.06    CORPORATION agrees to cooperate fully with NYU at the request of NYU, including, by giving testimony and producing documents lawfully requested in the prosecution of any suit by NYU for infringement of the NYU/NIH Patents; provided, NYU shall pay all reasonable expenses (including attorneys’ fees) incurred by CORPORATION in connection with such cooperation. NYU shall cooperate and shall endeavor to cause the NYU Scientists to cooperate with CORPORATION at the request of CORPORATION, including by giving testimony and producing documents lawfully requested, in the prosecution of any suit by CORPORATION for infringement of the NYU/NIH Patents; provided, that CORPORATION shall pay all reasonable expenses (including attorneys’ fees) incurred by NYU in connection with such cooperation.
10.07    NYU shall have the sole right, but not the obligation to take any action with regard to infringement of the NYU Patents, and to retain any recovery therefrom.
11.    Liability and Indemnification.
11.01    CORPORATION shall indemnify, defend and hold harmless NYU and NIH and their trustees, officers, medical and professional staff, employees, students and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments (i) arising out of the design, production, manufacture, sale, use in commerce or in human clinical trials, lease, or promotion by CORPORATION or by a licensee, Affiliate or agent of CORPORATION of any Licensed Product, process or service relating to, or developed pursuant to, this Agreement or (ii) arising out of any other activities to be carried out pursuant to this Agreement.

Exhibit A-11

11.02    With respect to an Indemnitee, CORPORATION’s indemnification under subsection 11.01(i) shall apply to any liability, damage, loss or expense whether or not it is attributable to the negligent activities of such Indemnitee. CORPORATION’s indemnification obligation under subsection 11.0101) shall not apply to any liability, damage, loss or expense to the extent that it is attributable to the negligent activities of any such Indemnitee.
11.03    An Indemnitee or HHMI Indemnitee (as hereinafter defined) shall provide CORPORATION with notice of any Claim or HHMI Claim (as hereinafter defined) for which indemnification may be sought pursuant to this Agreement. Such notice shall be given reasonably promptly following actual receipt of written notice thereof. In the case of any HHMI Indemnitee, notice shall be given reasonably promptly following actual receipt of written notice thereof by an officer or attorney of HHMI. Notwithstanding the foregoing, the delay or failure of any Indemnitee or HHMI Indemnitee to give reasonably prompt notice to CORPORATION of any such Claim or HHMI Claim shall not affect the rights of such lndemnitee or HHMI Indemnitee, as applicable, unless, and then only to the extent that, such delay or failure is prejudicial to or otherwise adversely affects CORPORATION. CORPORATION shall, at its own expense, provide attorneys reasonably acceptable to the Indemnitee to defend against any actions brought or filed against any lndemnitee hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought. NYU or NIH, as relevant, shall cooperate as reasonably requested (at the expense of CORPORATION) in the investigation and defense of any Claim. NYU, HHMI, or NH-I, as relevant, shall permit CORPORATION to assume direction and control of the defense of the Claim or HHMI Claim (including the right to settle the Claim solely for monetary consideration); provided, however, that CORPORATION shall not settle any Claim or HHMI Claim without the prior written consent of NYU, HHMI or NIH, as relevant, where such settlement (a) would include any admission of liability on the part of the relevant Indemnitee or HHMI Indemnitee, (b) would impose any restriction on the relevant Indemnitee’s or HHMI Indemnitee’s conduct of any of its activities or (c) would not include an unconditional release of the relevant lndemnitee or HHMI lndemnitee from all liability for claims that are the subject matter of the settled Claim or HHMI Claim. CORPORATION agrees to keep each affected lndemnitee informed of the progress in the defense and disposition of such Claim.
11.04    HHMI, and its trustees, officers, employees, and agents (collectively, “HHMI Indemnitees”), will be indemnified, defended by counsel acceptable to HHMI, and held harmless by CORPORATION from and against any claim, liability, cost, expense, damage, deficiency, loss, or obligation, of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “HHMI Claims”), based upon, arising out of, or otherwise relating to this Agreement or any other sublicense, including without limitation any cause of action relating to product liability. The previous sentence will not apply to any HHMI Claim that is determined with finality by a court of competent jurisdiction to result solely from the gross negligence or willful misconduct of an HHMI Indemnitee. Notwithstanding any other provision of this Agreement, CORPORATION’s obligation to defend, indemnify and hold harmless the HHMI Indemnitees under this paragraph will not be subject to any limitation or exclusion of liability or damages or otherwise limited in any way.
12.    Insurance.

Exhibit A-12

12.01    At such time as any Licensed Product, process or service relating to, or developed pursuant to, this Agreement is being commercially distributed or sold or tested in clinical trials by CORPORATION or by a licensee, Affiliate or agent of CORPORATION, CORPORATION shall at its sole cost and expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than (i) [***] during the period that such [***], and (ii) [***] during the period that such [***] as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (H) broad form contractual liability coverage for CORPORATION’s indemnification under Section 11 of this Agreement. If CORPORATION elects to self-insure all or part of the limits described above (including deductibles or retentions [***]) such self-insurance program shall include assets or reserves which have been actuarially determined for the liabilities associated with this Agreement and must be acceptable to NYU.
The minimum amounts of insurance coverage required under this Section 12 shall not be construed to create a limit of CORPORATION’s liability with respect to its indemnification under Section 11 of this Agreement.
12.02    CORPORATION shall provide NYU with written evidence of such insurance upon request of NYU. If insurance is cancelled, not renewed or a material change is made to such insurance; if CORPORATION does not obtain replacement insurance providing comparable coverage within such sixty (60) day period, NYU shall have the right to terminate this Agreement effective at the end of such sixty (60) day period without notice or any additional waiting periods.
12.03    CORPORATION shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any product, process or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold or tested in clinical trials by CORPORATION or by a sublicensee, Affiliate or agent of CORPORATION and (H) a reasonable period after the period referred to in (i) above.
13.    Expiry and Termination
13.01    Unless earlier terminated pursuant to this Section 13 this Agreement shall expire upon the expiration of the period of the License in all countries as set forth in Section 5.05 above.
13.02    At any time prior to expiration of this Agreement, either party may terminate this Agreement forthwith for cause, as “cause” is described below, by giving written notice to the other party. Cause for termination by one party of this Agreement shall be deemed to exist if the other party materially breaches or materially defaults in the performance or observance of any of the provisions of this Agreement and such breach or default is not cured within sixty (60) days or, in the case of failure to pay any amounts due hereunder, thirty (30) days (unless otherwise specified herein) after the giving of notice by the other party specifying such breach or default, or if either NYU or CORPORATION discontinues its business or becomes insolvent or bankrupt.
13.03    Upon termination of this Agreement for any reason and prior to expiration as set forth in Section 13.01 hereof, all rights in and to the Licensed Technology shall revert to NYU, and CORPORATION shall not be entitled to make any further use whatsoever of the Licensed Technology; provided, that, for a period of up to ninety (90) days from the effective date of

Exhibit A-13

termination, CORPORATION will have the right to sell any existing inventory of Licensed Products, subject to its payment of the royalty applicable thereto and the provision of royalty reports pursuant to Sections 6 and 7.
13.04    In the event that this Agreement is terminated, any granted sublicenses shall remain in full force and effect and each sublicensee shall become a direct license of NYU; provided, that, (i) the sublicensee is not then in breach of its sublicense agreement, (ii) the scope of such sublicensee’s rights with respect to the Licensed Technology shall remain unchanged and the sublicensee agrees to be bound to NYU as a licensee under the non-financial terms and conditions of this Agreement that apply to such scope, and (iii) the sublicensee agrees to pay to NYU all annual license fees due pursuant to Section 6.01(a) and all amounts that CORPORATION would have been obligated to pay to NYU under this Agreement as a result of the activities of such sublicensee.
13.05    Termination of this Agreement shall not relieve either party of any obligation to the other party incurred prior to such termination.
13.06    Sections 3.01, 3.02, 4.01, 9, 11, 12, 13, 17, 18 and 19.01 hereof shall survive and remain in full force and effect after any termination, cancellation or expiration of this Agreement.
Following termination for any reason prior to expiration as set forth in Section 13.01 hereof, should CORPORATION continue to sell Licensed Know-How Products or develop Licensed Know-How Products after such termination despite Section 13.03 above, in each case where NYU Know-How was used to discover or develop such Licensed Know-How Product prior to termination but no NYU Know-How is needed to develop or sell such Licensed Know-How Product after termination, then termination shall not relieve the CORPORATION from payment of milestones and royalties in accordance with Sections 6.01(b) and 6.01(c) of this Agreement and Sections 6.02-6.04 and 7.01-7.03 shall survive and remain in full force and effect after such termination of this Agreement solely with respect to the development and sales of such Licensed Know-How Products and solely for the period of time that such payments would have been owed if the Agreement had not terminated early. Following termination, royalty reports under clause 6.02 shall only be due where CORPORATION does in fact sell such Licensed Know-How Products.
13.07    CORPORATION may at any time terminate this Agreement by providing 30 days prior written notice to NYU.
13.08    NYU may terminate this Agreement by providing 30 days prior written notice to CORPORATION if CORPORATION or its Affiliate institutes a legal proceeding that challenges the validity of the Licensed Patents.
14.     Representations and Warranties by CORPORATION.
CORPORATION hereby represents and warrants to NYU as follow:

(1)
CORPORATION is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CORPORATION has been granted all requisite power and authority to carry on its business and to

Exhibit A-14

own and operate its properties and assets. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of CORPORATION.

(2)
There is no pending or, to CORPORATION’s knowledge, threatened litigation involving CORPORATION which would have an adverse effect on this Agreement or on CORPORATION’s ability to perform its obligations hereunder; and

(3)
There is no indenture, contract, or agreement to which CORPORATION is a party or by which CORPORATION is bound which prohibits or would prohibit the execution and delivery by CORPORATION of this Agreement or the performance or observance by CORPORATION of any term or condition of this Agreement.

15.    Representations and Warranties by NYU.
NYU hereby represents and warrants to CORPORATION as follows:

(1)
NYU is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. NYU has been granted all requisite power and authority to carry on its business and to own and operate its properties and assets. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Trustees of NYU.

(2)	There is no pending or, to NYU’s knowledge, threatened litigation involving NYU which would have any effect on this Agreement or on NYU’s ability to perform its obligations hereunder; and

(3)
There is no indenture, contract, or agreement to which NYU is a party or by which NYU is bound which prohibits or would prohibit the execution and delivery by NYU of this Agreement or the performance or observance by NYU of any term or condition of this Agreement.

(4)
it is the owner by assignment and/or the co-owner with NIH of all Licensed Patents listed on Appendix I.A and LB and the inventions described and claimed therein, and it has the right to grant the licenses to CORPORATION under this Agreement;

(5)
NYU has not received any notice from any third party that any third party patent, patent application or other intellectual property rights would be infringed (i) by practicing any method covered by the Licensed Patents or by making, using or selling any composition covered by the Licensed Patents, or (ii) by making, using, offering for sale, selling or importing Licensed Products; and

Exhibit A-15

(6)	NYU is not aware of any infringement or misappropriation by any third party of the Licensed Patents.
16.    Limitation of Liability.
IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, MEDICAL AND PROFESSIONAL STAFF, EMPLOYEES AND AGENTS BE LIABLE TO CORPORATION OR ANY OF ITS AFFILIATES, SUBLICENSEES OR DISTRIBUTORS FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE LICENSE RIGHTS GRANTED HEREUNDER, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, INCLUDING WITHOUT LIMITATION ECONOMIC DAMAGES OR INJURY TO PROPERTY OR LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.
17.    No Assignment.
17.01    Neither CORPORATION nor NYU shall have the right to assign, delegate or transfer at any time to any party, in whole or in part, any or all of the rights, duties and interest herein granted without first obtaining the written consent of the other to such assignment, [***].
17.02    NYU hereby consents to [***]. Effective upon such assignment, all references to CORPORATION in this Agreement shall be deemed, with respect to time periods after such assignment, to be references to Brickell (or in the event one or more subsequent assignments pursuant to Section 17.01, the then current direct or indirect assignee of Brickell). Also effective upon the assignment from ORCA to Brickell described above, the contact information for CORPORATION for the purposes of Section 19.05 shall be [***]. Brickell and its direct and indirect assignees are intended third party beneficiaries of this Section 17.02.
18.    Use of Name.
18.01    Without the prior written consent of the other party, neither CORPORATION nor NYU shall use the name of the other party or any adaptation thereof or of any staff member, employee or student of the other party:

i)	in any product labeling, advertising, promotional or sales literature;

ii)
in connection with any public or private offering or in conjunction with any application for regulatory approval, unless disclosure is otherwise required by law, in which case either party may make factual statements concerning the Agreement or file copies of the Agreement after providing the other party with an opportunity to comment and reasonable time within which to do so on such statement in draft.

Exhibit A-16

Except as provided herein, neither NYU nor CORPORATION will issue public announcements about this Agreement without prior written approval of the other party.
18.02    CORPORATION acknowledges that under HHMI policy, CORPORATION may not use the name of HHMI or of any HHMI employee ([***]) in a manner that could constitute an endorsement of a commercial product or service; but that use for other purposes, even if commercially motivated, is permitted provided that (1) the use is limited to accurately reporting factual events or occurrences, and (2) any reference to the name of HHMI or any HHMI employee in press releases or similar materials intended for public release is approved by HHMI in advance.
19.    Miscellaneous.
19.01    HHMI is not a party to this Agreement and has no liability to any licensee, sublicensee, or user of anything covered by this Agreement, but HHMI is an intended third-party beneficiary of this Agreement and certain of its provisions are for the benefit of HHMI and are enforceable by HHMI in its own name.
19.02    In carrying out this Agreement the parties shall comply with all local, state and federal laws and regulations including but not limited to, the provisions of Title 35 United States Code §200 et seq. and 15 CFR §730-774.
19.03    If any provision of this Agreement is determined to be invalid or void, the remaining provisions shall remain in effect.
19.04    This Agreement shall be governed by and construed in accordance with the [***], without regard to principles relating to conflicts of law. The courts of the [***] shall have exclusive jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this Agreement and, by execution and delivery of this Agreement, the parties to this Agreement submit to the jurisdiction of those courts, including, but not limited to, the in personam and subject matter jurisdiction of those courts, waive any objection to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, consent to service of process by mail in accordance with paragraph 19.05 or any other manner permitted by law and irrevocably agree to be bound by any such judgment rendered thereby in connection with this Agreement. These consents to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.
19.05    All payments or notices required or permitted to be given under this Agreement shall be given in writing and shall be effective when either personally delivered or deposited, postage prepaid, in the United States registered or certified mail, or sent via a recognized national overnight delivery service (such as Federal Express or DHL), addressed as follows:

To NYU:	[***]

To CORPORATION:
[***]

Exhibit A-17

or such other address or addresses as either party may hereafter specify by written notice to the other. Such notices and communications shall be deemed effective on the date of delivery or fourteen (14) days after having been sent by registered or certified mail, whichever is earlier.
19.06    This Agreement (and the annexed Appendices) constitute the entire Agreement between the parties and no variation, modification or waiver of any of the terms or conditions hereof shall be deemed valid unless made in writing and signed by both parties hereto. This Agreement supersedes any and all prior agreements or understandings, whether oral or written, between CORPORATION and NYU.
19.07    No waiver by either party of any non-performance or violation by the other party of any of the covenants, obligations or agreements of such other party hereunder shall be deemed to be a waiver of any subsequent violation or non-performance of the same or any other covenant, agreement or obligation, nor shall forbearance by any party be deemed to be a waiver by such party of its rights or remedies with respect to such violation or non-performance.
19.08    The descriptive headings contained in this Agreement are included for convenience and reference only and shall not be held to expand, modify or aid in the interpretation, construction or meaning of this Agreement.
19.09    It is not the intent of the parties to create a partnership or joint venture or to assume partnership responsibility or liability. The obligations of the parties shall be limited to those set out herein and such obligations shall be several and not joint.
[Remainder of page intentionally left blank.]

Exhibit A-18

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Second License Restatement Effective Date.

Appendix I.A
[***] Patents and Applications
[***]

Appendix I.B
[***] Patent and Patent Applications
[***]

Appendix II
NYU Know-How
[***]

Appendix III
Development Plan

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Initial plan for selection of lead compound:

1.	[***]

Appendix IV
Inter-Institutional Agreements with NIH

PUBLIC HEALTH SERVICE
PHS INTERINSTITUTIONAL AGREEMENT
INSTITUTION-LEAD
This Agreement is entered into between the National Institutes of Health (“NIH”) or the Food and Drug Administration (“FDA”), hereinafter singly or collectively referred to as “PHS”, agencies of the United States Public Health Service within the Department of Health and Human Services (“HHS”) through the Office of Technology Transfer, NIH, having an address at 6011 Executive Boulevard, Suite 325, Rockville, Maryland 20852-3804, U.S.A. and New York University School of Medicine a not for profit education corporation, hereinafter referred to as the “Institution”, having an address at One Park Avenue, 6th Floor, New York, New York 10016, U.S.A.
BACKGROUND

1.1
In the course of fundamental research programs at the PHS and by the Institution, [***], an employee of the Howard Hughes Medical Institute (“HHMI”) and a faculty member of the Institution, [***] (Institution), [***] (PHS), [***] (PHS) (Inventor(s)) made or reduced to practice certain inventions which are included within the Patent Rights, as defined in Paragraph 2.1.

1.2
It is the mutual desire of the Institution and the PHS that their respective undivided interests in the Patent Rights be administered in a manner to ensure the rapid commercialization of the Patent Rights and to make their benefits widely available to the public. Therefore, in accordance with 35 U.S.C. §202(e) and 37 C.F,R. §401.10, PHS is granting an exclusive license to PHS’ rights in the Patent Rights to the Institution under the conditions set forth herein.

1.3
The Institution and HHMI are parties to a Collaboration Agreement under which (i) HHMI employees at the Institution, including [***], assign their rights in inventions to the Institution, (ii) the Institution seeks patent protection for such inventions and seeks to license them to companies to be developed into products to benefit the public, (iii) the Institution shares any revenues from such licensing with HHMI, and (iv) the Institution grants HHMI a license to such inventions for its non-commercial purposes, and inserts certain language in license agreements with companies for HHMI’s benefit.

2.    DEFINITIONS

2.1	“Patent Rights” means:

(a)	Patent applications (including provisional patent applications and PCT patent applications) or patents as follows: [***];

(b)	[***]:

(i)	[***];

(ii)	[***];

(iii)	[***];

(iv)	[***]; and

(v)	[***]

(c)	[***]; and

(d)	Patent Rights shall [***].

2.2
“Net Revenues” means all consideration received by the Institution [***], less (a) Expenses and then (b) [***]. It is contemplated that Patent Rights may be licensed together with other patent rights solely owned by the institution, or owned jointly by the Institution and a third party. In such instance, the portion of consideration from such licensing allocated to the Patent Rights shall be determined on a pro rata basis, based upon the number of patent families. Payments for the overall license, such as license fees, shall be allocated based upon the total number of patent families included in the license at the time the payment was received. Product-specific payments, such as royalties and milestone payments, shall be allocated based upon the total number of patent families covering the product generating the payments, at the time the payment was received.

2.3
“Expenses” means all reasonable and actual out-of-pocket costs, excluding those reimbursed by a third party, paid by the Institution for the preparation, filing, prosecution, and licensing of United States and foreign patent applications, extraordinary expenses as provided in Paragraph 4.6, and the maintenance of the resulting patents or patent applications, exclusive of any salaries, administrative, or other indirect costs.

2.4
“Research License” means a nontransferable, nonexclusive license to make and to use any tangible embodiment of the Patent Rights and to practice any process(es) included within the Patent Rights for purposes of internal research and not for purposes of commercial manufacture or distribution or in lieu of purchase.

2.5
“Practical Application” means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or by regulations of the Government of the United States of America (hereinafter referred to as “Government”), available to the public on reasonable terms.

3.    GRANT AND RESERVATION OF RIGHTS

3.1	PHS hereby grants and the Institution accepts, subject to the terms and conditions of this Agreement, an [***].

3.2	The Government shall [***]. Any license granted by the Institution under the terms of this Agreement shall be subject to [***].

3.3	PHS reserves the right to require the Institution, or its licensees, to [***].

3.4	In addition to the reserved right of Paragraph 3.3, PHS reserves the right to [***]. The purpose of these [***] is to encourage basic research, whether conducted at an academic or corporate facility.

3.5
PHS acknowledges that Institution is required to, and that Institution may, include in any license for the Patent Rights granted by institution provisions which comply with the HHMI licensing provisions set forth on Appendix B.

4.    PATENT PROSECUTION AND PROTECTION

4.1
The Institution shall file, prosecute, and maintain patent application(s) relating to the Patent Rights and shall promptly provide to PHS all serial numbers and filing dates, together with copies of all these applications, including copies of all Patent Office actions, responses, and all other Patent Office communications. In addition, the Institution, shall file with Patent Offices, a Power of Attorney, that names both the Institution and PHS. This Power of Attorney shall be filed with every Patent Office involved in prosecuting all patent applications pertaining to Patent Rights. The Institution shall consult with PHS, when so requested, prior to communicating with any Patent Office with respect to the Patent Rights.

4.2
The Institution shall make an election with respect to foreign filing, upon consultation with PHS, including which countries foreign filing shall be done prior to the election, within eight (8) months of any United States filing. If any foreign patent applications are filed, the Institution shall promptly provide to PHS all serial numbers and filing dates. The Institution also shall provide PITS copies of foreign patent applications and Patent Office actions. The Institution shall consult with PHS, when so requested, prior to communication with any Patent Office with respect to the Patent Rights.

4.3
The Institution shall promptly record Assignments of domestic Patent Rights in the United States Patent and Trademark Office and shall promptly provide PHS with the original of each recorded Assignment with respect to PHS.

4.4
Notwithstanding any other provision of this Agreement, the Institution shall not abandon the prosecution of any patent application, including provisional patent applications (except for purposes of filing continuation application(s)) or the maintenance of any patent contemplated by this Agreement, without prior written notice to PHS. Upon receiving the written notice, PHS may, at its sole option, take over the prosecution of any patent application, or the maintenance of any patent.

4.5	The Institution shall promptly provide PHS with copies of all issued patents under this Agreement.

4.6
In the event that the Institution anticipates the possibility of any extraordinary expenditures arising from the preparation, filing, prosecution, licensing, or defense of any patent application or patent contemplated by this Agreement, including, without limitation, interferences, reexaminations, reissues and oppositions, the Institution shall provide PHS with all relevant information, and these extraordinary expenditures shall be included as Expenses only upon written agreement of PHS, provided that if such extraordinary expenses are necessary to preserve or to avoid abandonment of the Patent Rights, PHS shall not unreasonably withhold its approval of such extraordinary expenses. The Institution and PHS shall agree on a mutually acceptable course of action prior to incurring these expenditures.

5.    LICENSING

5.1
The Institution shall diligently seek licensees for the commercial development of the Patent Rights and shall administer the Patent Rights for the mutual benefit of the parties and in the public interest. The Institution shall ensure that any license granted for the Patent Rights is subject to the provisions of 22 C.F.R. Part 401 mid the rights retained by the Government under this Agreement, including the requirement for substantial manufacture in the United States as stated in Paragraph 11.1.

5.2
The Institution [***], notwithstanding any other provision of this Agreement, without the prior written consent of PHS; provided, however, that PHS hereby agrees that HHMI [***]. The Institution shall consult with PHS in the negotiation of [***], notwithstanding any other provision of this Agreement, and shall not grant these licenses without the prior review, opportunity for comment, and written approval of PHS.

5.3
Before licensing of the Patent Rights or any part thereof by the Institution, the Institution shall first notify and confer with PHS regarding any research funding related to the Patent Rights so as to determine PHS’ interest in participating in any funded collaborative research project.

5.4	The Institution shall promptly provide PHS with complete copies of all licenses and sublieenses granted for the Patent Rights.

5.5	Institution agrees that its licensees shall supply, to the Mailing Address for Agreement notices indicated on the Signature Page, the Office of Technology

Transfer, NIH with inert samples of the licensed products or licensed processes, as covered by the Patent Rights, or their packaging for educational and display purposes only.
6.    ROYALTIES AND EXPENSES

6.1	[***].

6.2	All payments to PHS, required under this Agreement, shall be in [***] and payment options are listed in Appendix A.

(a)
Institution shall submit to MS annual statements of itemized Expenses as defined in Paragraph 2.3 and shall deduct the Expenses as provided for in Paragraph 2.2, except where PITS has identified discrepancies in billing by Institution, in which case, deduction of the contested item(s), as a part of Expenses as provided for in Paragraph 2.2, from Net Revenues shall be delayed pending resolution thereof.

6.3	In no event shall PHS be obligated to bear any costs for Expenses under this Agreement.

6.4
Each party shall be solely responsible for calculating and distributing to its respective Inventor(s) of the Patent Rights any share of Net Revenues in accordance with its respective patent policy, royalty policy, or Federal law during the term of this Agreement.

7.    RECORDS AND REPORTS

7.1
The institution shall keep complete, true, and accurate accounts of all Expenses and of all Net Revenues received by it from each licensee of the Patent Rights and shall permit PHS or PHS’ designated agent to examine its books and records in order to verify the payments due or owed under this Agreement.

7.2
Upon request by PHS, the Institution shall submit to PHS an annual report, not later than April 1 of each year, setting forth the status of all patent prosecution, commercial development, and licensing activity relating to the Patent Rights for the preceding calendar year.

8.    PATENT INFRINGEMENT

8.1
In the event PHS or the Institution, including its licensees, shall learn of the substantial infringement of any patent subject to this Agreement, the party who learns of the infringement shall promptly notify the other party in writing and shall provide the other party with all available evidence of the infringement. The Institution and its licensees, in cooperation with PHS, shall use their best efforts to eliminate the infringement without litigation. If the efforts of the parties are not successful in eliminating the infringement within ninety (90) days after the infringer has been formally notified of the infringement by the Institution, the Institution shall have the right, after consulting with PHS, to commence suit on its own account or to permit the Institution’s licensee to commence suit on the licensee’s own account. PITS may join the Institution’s suit or commence its own suit.

8.2
If neither the Institution nor its licensee (i) bring suit within one (1) year after the parties arc formally notified of the existence of an infringement, or (ii) are in negotiations with the infringing party to abate the infringement within such one (1) year period and either abate the infringement or bring suit within an additional one (1) year period; then PHS may bring suit to abate the infringement at PHS’ sole expense.

8.3
Neither a licensee nor the Institution shall take action to compel PHS either to initiate or to join in any suit for patent infringement. Should the Government be made a party to any suit by motion or ally other action of a licensee or the Institution, the licensee or the Institution shall reimburse the Government for any costs, expenses, or fees which the Government incurs as a result of the motion or other action, including any and all costs incurred by PHS in opposing any joinder action.

8.4
Legal action or suits to eliminate infringement or recover damages pursuant to Paragraph 8.1 shall be at the full expense of the party by whom suit is brought. All damages recovered thereby shall first be used to reimburse each party for its expenses relating to the legal action, and the remainder of the damages shall be considered Net Revenues.

8.5	Each party agrees to cooperate with the other in litigation proceedings. PHS may be represented, at its expense, by counsel of its choice in any suit.
9.    GOVERNING LAWS. SETTLING DISPUTES

9.1
This Agreement shall be construed in accordance with [***]. Federal law and regulations shall preempt any conflicting or inconsistent provisions in this Agreement. The Institution agrees to be subject to the jurisdiction of [***].

9.2
Any controversy or any disputed claim by either party against the other arising under or related to this Agreement shall be submitted jointly to the Institution’s President or designee and to the Director of the NIH or designee for resolution. The Institution and PHS shall be free after written decisions are issued by those officials to pursue all administrative or judicial remedies which may be available.

10.    TERM AND TERMINATION

10.1	This Agreement is effective when signed by all parties, unless the provisions of Paragraph 11.10 are not fulfilled, and shall extend to the expiration of the last to expire of the patents included within the Patent Rights unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement.

10.2
The Institution may terminate this Agreement upon at least sixty (60) days written notice to PHS, but in any event not less than sixty (60) days prior to the date on which any pending Patent Office actions need be taken to preserve patent rights for the benefit of the parties hereto.

10.3
In the event the Institution has made no commitments to any third party for exclusive license rights relating to the Patent Rights, PHS may terminate this Agreement for any reason upon thirty (30) days written notice to the Institution. During the term of any option agreement or license agreement to any third party for exclusive license rights relating to the Patent Rights between the Institution and an option= or licensee, PHS may terminate this Agreement when:

(a)	it is determined by PHS’ Office of Technology Transfer that:

(i)	The Institution or its licensee has not taken and is not expected to take effective steps to achieve Practical Application of the Patent Rights;

(ii)	Termination is necessary to alleviate health or safety needs which are not reasonably satisfied by the Institution or its licensee;

(iii)	Termination is necessary to meet requirements for public use specified by Federal law or regulations and these requirements are not reasonably satisfied by the Institution or its licensees; or

(iv)
Termination is necessary because the requirements of 35 U.S.C. §204 have not been satisfied or waived or because a licensee of the exclusive right to use or sell the Patent Rights in the United States is in breach of its agreement obtained pursuant to Section 204;

(b)	the Institution or affected third party has been notified of this determination and has been given at least thirty (30) days to provide a response to this determination, and

(c)	the Institution’s or affected third party’s response to the determination of 10.3(a)(i)-(iv) is determined to be unsatisfactory by the Office of Technology Transfer.

10,4	PHS may terminate this Agreement in whole or in part if:

(a)	the Institution fails to make any payment or periodic reports required by this Agreement;

(b)	the Institution has willfully made a false statement of, or willfully omitted, a material fact in the negotiation of the Agreement or in any report required by the Agreement;

(c)	the Institution has committed a substantial breach of a covenant or duty contained in this Agreement; or

(d)	PHS and the Institution are involved in a dispute under this Agreement which cannot be resolved under the procedures specified in Paragraph 9.2.
If the Agreement is terminated under this Paragraph 10.4, PHS agrees, subject to the restrictions of 37 C.F.R. Part 404, that any licenses that have been granted by the Institution shall remain in effect and Institution obligations to PHS including, paying royalties shall survive termination of this Agreement.

10.5
Following termination by PHS, PHS shall have no further rights or obligations under this Agreement, except that the Institution shall be obligated to administer subsequent gross proceeds from licensing the Patent Rights according to the Institution policy, and to distribute royalties to PHS for PHS Inventor(s) as though they were Inventor(s) of the Institution under that policy with respect to royalties and payment schedules.

11.    GENERAL

11.1	[***].

11.2
All Agreement notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other party at the address designated on the following Signature Page, or to the other address as may be designated in writing by such other party. Agreement notices shall be considered timely if the notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

11.3
This Agreement shall not be construed to confer on any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to this Agreement shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

11.4
It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent or similar breach or default.

11.5
This Agreement is binding upon and shall inure to the benefit of the parties hereto and their successors or assigns, but this Agreement may not be assigned by either party without the prior written consent of the other party.

11.6
This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of the PBS other than the Patent Rights regardless of whether such patents are dominant or subordinate to the Patent Rights.

11.7	Any modification to this Agreement must be in writing and agreed to by both parties.

11.8
It is understood and agreed by the Institution and PBS that this Agreement constitutes the entire agreement between the parties, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect.

11.9
HHMI is not a party to this Agreement and has no liability to any party, but HHMI is an intended third- party beneficiary of this Agreement and certain of its provisions are for the benefit of HHMI and arc enforceable by HHMI in its own name.

11.10 The terms and conditions of this Agreement shall, at PHS’ sole option, be considered by PHS to be withdrawn from Institution’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the Institution and a fully executed original is received by PHS within sixty (60) days from the date of PHS signature found at the Signature Page.
SIGNATURES BEGIN ON NEXT PAGE

PHS INTERINSTITUTIONAL AGREEMENT-- INSTITUTION
SIGNATURE PAGE
IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their respective duly authorized officers, who have affixed their signatures hereunto, on the day and year hereinafter written. Any communication or notice to be given shall be forwarded to the respective addresses listed below.
For PHS:
By: /S/ Richard U. Rodriguez         6/9/12
Richard U. Rodriguez                Date
Director, Division of Technology Development and Transfer
Office of Technology Transfer
National Institutes of Health

Mailing Address or E-mail Address for Agreement notices and reports:

Chief, Monitoring & Enforcement Branch
Office of Technology Transfer
National Institutes of Health
6011 Executive Boulevard, Suite 325
Rockville, Maryland 20852-3804 U.S.A.

E-mail: LicenseNotices_Reports@mailmilLgov

For the Institution:

Upon information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Institution made or referred to in this Agreement are truthful and accurate.
By: /s/ Abram M. Goldfinger            6/26/2012
Signature of Authorized Official    Date

Abram M. Goldfinger
Printed Name

Executive Director Industrial Liaison/Technology Transfer
Title

Official and Mailing Address for Agreement notices:

Abram M. Goldfinger
Printed Name

Executive Director Industrial Liaison/Technology Transfer
Title

Mailing Address:

New York University
Office of Industrial Liaison
One Park Avenue. 6th Floor,
New York. New York 10016 U.S.A.

Email Address:    abram.goldfinger@nyume.org
Phone:    212-263-8178
Fax:    212-263-8189

And:

Annette Johnson. Esq.
Name

Vice Dean and Senior Counsel for Medical School Affairs
Title

Mailing Address:

550 First Avenue. HCC 15
New York, New York 10016 U.S.A.

Email Address:    annettejohnson@nyumc.org
Phone:    212-263-7921
Fax:    212-263-3235

Official and Mailing Address for Financial notices (Institution’s contact person for royalty payments)
Abram M. Goldfinger
Name

Executive Director Industrial Liaison/Technology Transfer
Title

Mailing Address:

New York University

Office of Industrial Liaison
One Park Avenue. 6th Floor,
New York. New York 10016 U.S.A.

Email Address:    abram.goldfinger@nyume.org
Phone:    212-263-8178
Fax:    212-263-8189

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. 03801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) or imprisonment).

APPENDIX A — ROYALTY PAYMENT OPTIONS
[***]

APPENDIX B — HHMI LICENSING PROVISIONS
Any licenses granted by the Institution under this Agreement shall include the following HI•IMI licensing provisions, where University shall mean Institution:
1.    Identification of HHMI Investigators
If inventors are named in the license, HHMI investigators and HHMI inventor/employees should be properly identified as employees of the Howard Hughes Medical Institute doing research at the HHMI laboratory at the University.

Example:	The invention was made by Dr. __________, an employee of the Howard Hughes Medical Institute and a faculty member at the University.
2.    Scope of Rights
HI-IMI requires that the scope of rights in future technology granted under a license not go beyond the following:
“Patent rights” shall mean and include all of the following intellectual property of the University:
The United States patents and/or patent applications listed in Appendix A [to the license]; United States patents issued from the applications listed in Appendix A and from divisionals and continuations of these applications and any reissues of such United States patents; claims of continuation-in-part applications and patents directed to subject matter specifically described in the applications listed in Appendix A; and claims of all foreign patent applications, patents, and other intellectual property which are directed to subject matter specifically described in the United States patents and/or patent applications listed in Appendix A.
3.    HHMI Research Use License
The license must reflect the fact that HHMI retains an institution-wide, paid-up, non-exclusive irrevocable license to use the intellectual property for its research purposes (without the right to sublicense or assign) by including the following:
Licensee acknowledges that it has been informed that the [licensed technology] was developed, at least in part, by employees of HHMI and that HHMI has a paid-up, non-exclusive, irrevocable license to use the [licensed technology] for HHMI’s research purposes, but with no right to assign or sublicense (the “HHMI License”). This license is explicitly made subject to the HHMI License.
When exclusive licenses are being negotiated, HHMI’s research tools policies must be considered. If research tools developed in an HHMI laboratory (including software) are to be licensed on an exclusive basis, unless otherwise agreed by IIHMI, HHMI requires that the

University establish a licensing plan acceptable to HHMI showing how the research tools will be made available to the research community on reasonably acceptable terms.
4.    Indemnification
HHMI requires that it and its trustees, officers, employees and agents be indemnified and held harmless by licensees against claims based on or arising out of the license. The following is the indemnification provision that MIMI requires in licenses.
Howard Hughes Medical Institute (“HHMI”), and its trustees, officers, employees, and agents (collectively, “HHMI Indemnitees”), will be indemnified, defended by counsel acceptable to HHMI, and held harmless by [the licensee, sublicensee, or other contracting party] from and against any claim, liability, cost, expense, damage, deficiency, loss, or obligation, of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “Claims”), based upon, arising out of, or otherwise relating to this [license, sublicense, or other contract or agreement], including without limitation any cause of action relating to product liability. The previous sentence will not apply to any Claim that is determined with finality by a court of competent jurisdiction to result solely from the gross negligence or willful misconduct of an HHMI Indemnitee.
HIIMI’s indemnification must survive termination indefinitely.
HHMI’s required indemnification language does not provide a right to receive notice of claims or to settle claims. If the licensee requires the right to settle claims against HHMI and/or to receive notice of claims, then the following provisions should be added.
An indemnified party shall provide Licensee with prompt notice of any claim for which indemnification may be sought pursuant to this Agreement. In the case of any HHMI Indemnitee, notice shall be given reasonably promptly following actual receipt of written notice thereof by an officer or attorney of HHMI. Notwithstanding the foregoing, the delay or failure of [any indemnified party] [ally HHMI Indemnitee] to give reasonably prompt notice to Licensee of any such claim shall not affect the rights of such [HHMI Indemnitee] [indemnified party) unless, and then only to the extent that, such delay or failure is prejudicial to or otherwise adversely affects Licensee.
Licensee agrees not to settle any Claim against an HHMI Indemnitee without HHMI’s written consent, where (a) such settlement would include any admission of liability on the part of any HHMI Indemnitee, (b) such settlement would impose any restriction oil any HHMI indemnitee’s conduct of any of its activities, or (c) such settlement would not include an unconditional release of all HHMI lndemnitees from all liability for claims that are the subject matter of the settled Claim.
5.    Insurance

HHMI asks for the same insurance protection as the University receives in any license. This insurance protection should survive termination.
Licensee shall have the insurance coverage set forth below. Such coverage shall be purchased from a carrier or carriers having an A. M. Best rating of at least A- (A minus) and shall name the University and IIHMI as additional insureds.
6.    HHMI Third-Party Beneficiary Status
The license should describe HMI’s status and rights as a third-party beneficiary as follows:
HHMI is not a party to this Agreement and has no liability to any licensee, sublicensee, or user of anything covered by this Agreement, but HHMI is an intended third-party beneficiary of this Agreement and certain of its provisions are for the benefit of HI1M1 and are enforceable by HHMI in its own name.
7.    Arbitration
HHMI does not permit the provisions in the license governing its rights to be subject to binding arbitration. Accordingly, if the licensee requires that all parties submit to binding arbitration, disputes relating to HHMI’s rights must be carved out of the requirements. The following is model language to exclude HHMI’s rights from a binding arbitration provision.
Notwithstanding the foregoing, no dispute affecting the rights or property of HHMI shall be subject to the arbitration provisions set forth above.
8.    Sublicenses
HHMI requires that sublicensces be bound by the obligations in the sections of the License on indemnification, insurance and HHMI’s third party beneficiary status, in accordance with the following:
Licensee shall have the right to grant sublicenses consistent with this Agreement, which sublicenses shall include, without limitation, a provision binding sublicensees to all terms hereof intended for the protection of the University and other indemnified parties, including HHMI, against liability or loss.
9.    Use of Name Provision
The University shall include one of the two following provisions:
LICENSEE acknowledges that under HHMI policy, LICENSEE may not use the name of HHMI or of any HHMI employee (including Dr. [Investigator Name]) in a manner that reasonably could constitute an endorsement of a commercial product or service; but that use for other purposes, even if commercially motivated, is permitted provided that (1) the use is limited to accurately reporting factual events or occurrences, and (2) any reference to the name of HHMI or any MIMI employees in press releases or similar materials intended for public release is approved by HHMI in advance.
LICENSEE may use Dr. _____’s name so long as any such usage (i) is limited to reporting factual events or occurrences only, and (ii) is made in a manner that could not reasonably constitute an endorsement of LICENSEE or of any LICENSEE program, product or service. However, LICENSEE shall not use Dr._____’s name or the Institute’s name in any press release, or quote Dr._____ in any company materials, or otherwise use Dr. _____’s name or the Institute’s name in a manner not specifically permitted by the preceding sentence, unless in each case LICENSEE obtains in advance the written consent of the Institute, and, in the case of the use of Dr. _____’s name, Dr. _____’s consent as well.

PUBLIC HEALTH SERVICE
PITS INTERINSTITUTIONAL AGREEMENT
INSTITUTION-LEAD
This Agreement is entered into between the National Institutes of Health (“NIH”) or the Food and Drug Administration (“FDA”), hereinafter singly or collectively referred to as “PHS”, agencies of the United States Public Health Service within the Department of Health and Human Services (“HHS”) through the Office of Technology Transfer, NIH, having an address at 6011 Executive Boulevard, Suite 325, Rockville, Maryland 20852-3804, U.S.A. and New York University School of Medicine a not for profit education corporation, hereinafter referred to as the “Institution”, having an address at One Park Avenue, 61h Floor, New York, New York 10016, U.S.A.
BACKGROUND

1.1
In the course of fundamental research programs at the PHS and by the Institution, [***], an employee of the Howard Hughes Medical Institute (“HHMI”) and a faculty member of the Institution, [***] (Institution), [***] (PHS), [***] (PHS) and [***] (PHS) (Inventor(s)) made or reduced to practice certain inventions which are included within the Patent Rights, as defined in Paragraph 2.1.

1.2
It is the mutual desire of the Institution and the PHS that their respective undivided interests in the Patent Rights be administered in a manner to ensure the rapid commercialization of the Patent Rights and to make their benefits widely available to the public. Therefore, in accordance with 35 U.S.C, §202(e) and 37 C.F.R. §401.10, PHS is granting an exclusive license to PHS’ rights in the Patent Rights to the Institution under the conditions set forth herein.

1.3
The Institution and HHMI are parties to a Collaboration Agreement under which (i) HHMI employees at the Institution, including Daniel Littman, assign their rights in inventions to the institution, (ii) the institution seeks patent protection for such inventions and seeks to license them to companies to be developed into products to benefit the public, (iii) the Institution shares any revenues from such licensing with HHMI, and (iv) the Institution grants HHMI a license to such inventions for its non-commercial purposes, and inserts certain language in license agreements with companies for HHMI’s benefit.

2.    DEFINITIONS

2.1	“Patent Rights” means:

(a)	[***];

(b)	[***]:

(i)	[***];

(ii)	[***];

(iii)	[***];

(iv)	[***]; and

(v)	[***]

(c)	[***]; and

(d)	[***].

2.2
“Net Revenues” means all consideration received by the institution from the licensing of the Patent Rights pursuant to this Agreement, less (a) Expenses and then [***] It is contemplated that Patent Rights may be licensed together with other patent rights solely owned by the institution, or owned jointly by the Institution and a third party. In such instance, the portion of consideration from such licensing allocated to the Patent Rights shall be determined on a pro rata basis, based upon the number of patent families. Payments for the overall license, such as license fees, shall be allocated based upon the total number of patent families included in the license at the time the payment was received. [***]

2.3
“Expenses” means all reasonable and actual out-of-pocket costs, excluding those reimbursed by a third party, paid by the Institution for the preparation, filing, prosecution, and licensing of United States and foreign patent applications, extraordinary expenses as provided in Paragraph 4.6, and the maintenance of the resulting patents or patent applications, exclusive of any salaries, administrative, or other indirect costs.

2.4	“Research License” means a [***]

2.5
“Practical Application” means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under such conditions as to establish that the invention is being utilized and that its benefits arc, to the extent permitted by law or by regulations of the Government of the United States of America (hereinafter referred to as “Government”), available to the public on reasonable terms.

3.    GRANT AND RESERVATION OF RIGHTS

3.1	PHS hereby grants and the Institution accepts, subject to the terms and conditions of this Agreement, [***].

3.2	The Government shall have the [***]. Any license granted by the Institution under the terms of this Agreement shall be subject to this right of the Government.

3.3
PHS reserves the right to require the Institution, or its licensees, to grant sublicenses to responsible applicants, on terms that arc reasonable under the circumstances when necessary to RIM]] health or safety needs or when necessary to meet requirements for public use specified by Federal regulations.

3.4	in addition to the reserved right of Paragraph 3.3, PHS [***]

3.5
PHS acknowledges that Institution is required to, and that Institution may, include in any license for the Patent Rights granted by Institution provisions which comply with the HHMI licensing provisions set forth on Appendix B.

4.    PATENT PROSECUTION AND PROTECTION

4.1
The Institution shall file, prosecute, and maintain patent application(s) relating to the Patent Rights and shall promptly provide to PHS all serial numbers and filing dates, together with copies of all these applications, including copies of all Patent Office actions, responses, and all other Patent Office communications. In addition, the Institution, shall file with Patent Offices, a Power of Attorney, that names both the institution and PHS. This Power of Attorney shall be filed with every Patent Office involved in prosecuting all patent applications pertaining to Patent Rights. The Institution shall consult with PHS, when so requested, prior to communicating with any Patent Office with respect to the Patent Rights.

4.2
The Institution shall make an election with respect to foreign filing, upon consultation with PHS, including which countries foreign filing shall be done prior to the election, within eight (8) months of any United States filing. If any foreign patent applications are filed, the Institution shall promptly provide to PHS all serial numbers and filing dates. The Institution also shall provide PHS copies of foreign patent applications and Patent Office actions. The Institution shall consult with PHS, when so requested, prior to communication with any Patent Office with respect to the Patent Rights.

4.3
The Institution shall promptly record Assignments of domestic Patent Rights in the United States Patent and Trademark Office and shall promptly provide PHS with the original of each recorded Assignment with respect to PHS.

4.4
Notwithstanding any other provision of this Agreement, the Institution shall not abandon the prosecution of any patent application, including provisional patent applications (except for purposes of filing continuation application(s)) or the maintenance of any patent contemplated by this Agreement, without prior written notice to PHS. Upon receiving the written notice, PHS may, at its sole option, take over the prosecution of any patent application, or the maintenance of any patent.

4.5	The institution shall promptly provide PHS with copies of all issued patents under this Agreement.

4.6
In the event that the Institution anticipates the possibility of any extraordinary expenditures arising from the preparation, filing, prosecution, licensing, or defense of any patent application or patent contemplated by this Agreement, including, without limitation, interferences, reexaminations, reissues and oppositions, the Institution shall provide PHS with all relevant information, and these extraordinary expenditures shall be included as Expenses only upon written agreement of PHS, provided that if such extraordinary expenses are necessary to preserve or to avoid abandonment of the Patent Rights, PHS shall not unreasonably withhold its approval of such extraordinary expenses. The Institution and PHS shall agree on a mutually acceptable course of action prior to incurring these expenditures.

5.    LICENSING

5.1
The Institution shall diligently seek licensees for the commercial development of the Patent Rights and shall administer the Patent Rights for the mutual benefit of the parties and in the public interest. The Institution shall ensure that any license granted for the Patent Rights is subject to the provisions of 37 C.F.R. Part 401 and the rights retained by the Government under this Agreement, including the requirement for substantial manufacture in the United States as stated in Paragraph 11.1.

5.2
The Institution shall [***] notwithstanding any other provision of this Agreement, without the prior written consent of PHS; provided, however, that PHS hereby agrees that [***] The Institution shall consult with PHS [***], notwithstanding any other provision of this Agreement, and shall not grant these licenses without the prior review, opportunity for comment, and written approval of PHS.

5.3
Before licensing of the Patent Rights or any part thereof by the Institution, the Institution shall first notify and confer with PHS regarding any research funding related to the Patent Rights so as to determine PHS’ interest in participating in any funded collaborative research project.

5.4	The Institution shall promptly provide PHS with complete copies of all licenses and sublicenses granted for the Patent Rights.

5.5
Institution agrees that its licensees shall supply, to the Mailing Address for Agreement notices indicated on the Signature Page, the Office of Technology Transfer, NIH with inert samples of the licensed products or licensed processes, as covered by the Patent Rights, or their packaging for educational and display purposes only.

6.    ROYALTIES AND EXPENSES

6.1	[***]

6.2	All payments to PHS, required under this Agreement, shalt be in U.S. dollars and payment options are listed in Appendix A.

6.3
Institution shall submit to PUS annual statements of itemized Expenses as defined in Paragraph 2.3 and shall deduct the Expenses as provided for in Paragraph 2.2, except where PHS has identified discrepancies in billing by Institution, in which case, deduction of the contested item(s), as a part of Expenses as provided for in Paragraph 2.2, from Net Revenues shall be delayed pending resolution thereof.

6.4	in no event shall PUS be obligated to bear any costs for Expenses under this Agreement.

6.5
Each party shall be solely responsible for calculating and distributing to its respective Inventor(s) of the Patent Rights any share of Net Revenues in accordance with its respective patent policy, royalty policy, or Federal law during the term of this Agreement.

7.    RECORDS AND REPORTS

7.1
The Institution shall keep complete, true, and accurate accounts of all Expenses and of all Net Revenues received by it from each licensee of the Patent Rights and shall permit PHS or PHS’ designated agent to examine its books and records in order to verify the payments due or owed under this Agreement.

7.2
Upon request by PHS, the Institution shall submit to PHS an animal report, not later than April 1 of each year, setting forth the status of all patent prosecution, commercial development, and licensing activity relating to the Patent Rights for the preceding calendar year.

8.    PATENT INFRINGEMENT

8.1
In the event PHS or the Institution, including its licensees, shall learn of the substantial infringement of any patent subject to this Agreement, the party who learns of the infringement shall promptly notify the other party in writing and shall provide the other party with all available evidence of the infringement. The Institution and its licensees, in cooperation with PHS, shall use their best efforts to eliminate the infringement without litigation. If the efforts of the parties are not successful in eliminating the infringement within ninety (90) days after the infringer has been formally notified of the infringement by the Institution, the Institution shall have the right, after consulting with PHS, to commence suit on its own account or to permit the Institution’s licensee to commence suit on the licensee’s own account. PHS may join the Institution’s suit or commence its own suit.

8.2	If neither the Institution nor its licensee (i) bring suit within one (I) year after the parties are formally notified of the existence of an infringement, or (ii) are in negotiations with the infringing party to abate the infringement within such one (I) year period and either abate the infringement or bring suit within an additional one (1) year period; then PHS may bring suit to abate the infringement at PUS’ sole expense.

8.3
Neither a licensee nor the Institution shall take action to compel PHS either to initiate or to join in any suit for patent infringement. Should the Government be made a party to any suit by motion or any other action of a licensee or the institution, the licensee or the Institution shall reimburse the Government for any costs, expenses, or fees which the Government incurs as a result of the motion or other action, including any and all costs incurred by PHS in opposing any joinder action.

8.4
Legal action or suits to eliminate infringement or recover damages pursuant to Paragraph 8.1 shall be at the full expense of the party by whom suit is brought. All damages recovered thereby shall first be used to reimburse each party for its expenses relating to the legal action, and the remainder of the damages shall be considered Net Revenues.

8.5	Each party agrees to cooperate with the other in litigation proceedings. PHS may be represented, at its expense, by counsel of its choice in any suit.
9.    GOVERNING LAWS, SETTLING DISPUTES

9.1
This Agreement shall be construed in accordance with [***], as interpreted and applied [***]. Federal law and regulations shall preempt any conflicting or inconsistent provisions in this Agreement. The Institution agrees to be subject to the [***].

9.2
Any controversy or any disputed claim by either party against the other arising under or related to this Agreement shall be submitted jointly to the Institution’s President or designee and to the Director of the NIH or designee for resolution. The Institution and PHS shall be free after written decisions arc issued by those officials to pursue all administrative or judicial remedies which may be available.

10.    TERM AND TERMINATION

10.1
This Agreement is effective when signed by all parties, unless the provisions of Paragraph 11.10 are not fulfilled, and shall extend to the expiration of the last to expire of the patents included within the Patent Rights unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement.

10.2	The Institution may terminate this Agreement upon at least sixty (60) days written notice to PHS, but in any event not less than sixty (60) days prior to the date on which any pending Patent Office actions need be taken to preserve patent rights for the benefit of the parties hereto.

10.3
In the event the institution has made no commitments to any third party for exclusive license rights relating to the Patent Rights, PHS may terminate this Agreement for any reason upon thirty (30) days written notice to the Institution. During the term of any option agreement or license agreement to any third party for exclusive license rights relating to the Patent Rights between the Institution and an optionee or licensee, MS may terminate this Agreement when:

(a)	it is determined by PHS’ Office of Technology Transfer that:

(i)	The Institution or its licensee has not taken and is not expected to take effective steps to achieve Practical Application of the Patent Rights;

(ii)	Termination is necessary to alleviate health or safety needs which are not reasonably satisfied by the Institution or its licensee;

(iii)	Termination is necessary to meet requirements for public use specified by Federal law or regulations and these requirements are not reasonably satisfied by the Institution or its licensees; or

(iv)
Termination is necessary because the requirements of 35 U.S.C. §204 have not been satisfied or waived or because a licensee of the exclusive right to use or sell the Patent Rights in the United States is in breach of its agreement obtained pursuant to Section 204; the Institution or affected third party has been notified of this determination and has been given at least thirty (30) days to provide a response to this determination, and the institution’s or affected third party’s response to the determination of 10.3(a)(i)-(iv) is determined to be unsatisfactory by the Office of Technology Transfer.

10.4	PHS may terminate this Agreement in whole or in part if:

(a)	the Institution fails to make any payment or periodic reports required by this Agreement;

(b)	the Institution has willfully made a false statement of, or willfully omitted, a material fact in the negotiation of the Agreement or in any report required by the Agreement;

(C)	the Institution has committed a substantial breach of a covenant or duty contained in this Agreement; or

(d)	PHS and the Institution are involved in a dispute under this Agreement which cannot be resolved under the procedures specified in Paragraph 9.2.
If the Agreement is terminated under this Paragraph 10.4, PHS agrees, subject to the restrictions of 37 C,F,R. Part 404, that any licenses that have been granted by the Institution shall remain in effect and Institution obligations to PHS including, paying royalties shall survive termination of this Agreement.

10.5
Following termination by PHS, PHS shall have no further rights or obligations under this Agreement, except that the Institution shall be obligated to administer subsequent gross proceeds from licensing the Patent Rights according to the Institution policy, and to distribute royalties to PHS for PHS Inventor(s) as though they were Inventor(s) of the Institution under that policy with respect to royalties and payment schedules.

II.    GENERAL

11.1
The Institution agrees that, for use and sale of the Patent Rights in the United States, any products embodying the Patent Rights, or produced through use of the Patent Rights, shall be manufactured substantially in the United States unless a waiver is granted by PHS.

11.2
All Agreement notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other party at the address designated on the following Signature Page, or to the other address as may be designated in writing by such other party. Agreement notices shall be considered timely if the notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

11.3
This Agreement shall not be construed to confer on any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to this Agreement shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

11.4
It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent or similar breach or default.

11.5
This Agreement is binding upon and shall inure to the benefit of the parties hereto and their successors or assigns, but this Agreement may not be assigned by either party without the prior written consent of the other party.

11.6
This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of the PHS other than the Patent Rights regardless of whether such patents are dominant or subordinate to the Patent Rights.

11.7	Any modification to this Agreement must be in writing and agreed to by both parties.

11.8
It is understood and agreed by the institution and PHS that this Agreement constitutes the entire agreement between the parties, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and arc null and void and of no effect.

1!.9
HHMI is not a party to this Agreement and has no liability to any party, but HHMI is an intended third-party beneficiary of this Agreement and certain of its provisions arc for the benefit of HHMI and are enforceable by HHMI in its own name.

11.10
The terms and conditions of this Agreement shall, at PHS’ sole option, be considered by PHS to be withdrawn from Institution’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the Institution and a fully executed original is received by PHS within sixty (60) days from the date of PHS signature found at the Signature Page.

SIGNATURES BEGIN ON NEXT PAGE

PHS INTERINSTITUTIONAL AGREEMENT-- INSTITUTION
SIGNATURE PAGE
IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their respective duly authorized officers, who have affixed their signatures hereunto, on the day and year hereinafter written. Any communication or notice to be given shall be forwarded to the respective addresses listed below.
For PHS:
/s/ Richard U. Rodriguez            7/20/12
Richard U. Rodriguez    Date
Director, Division of Technology Development and Transfer
Office of Technology Transfer
National Institutes of Health

Mailing Address or E-mail Address for Agreement notices and reports:

Chief, Monitoring & Enforcement Branch
Office of Technology Transfer
National Institutes of Health
6011 Executive Boulevard, Suite 325
Rockville, Maryland 20852-3804 U.S.A.

E-mail: LicenseNotices_Reports@mailmilLgov

For the Institution:

Upon information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Institution made or referred to in this Agreement are truthful and accurate.
/s/ Abram M. Goldfinger            7/23/12
Signature of Authorized Official    Date

Abram M. Goldfinger
Printed Name

Executive Director Industrial Liaison/Technology Transfer
Title

Official and Mailing Address for Agreement notices:

Abram M. Goldfinger
Printed Name

Executive Director Industrial Liaison/Technology Transfer
Title

Mailing Address:

New York University
Office of Industrial Liaison
One Park Avenue. 6th Floor,
New York. New York 10016 U.S.A.

Email Address:    abram.goldfinger@nyume.org
Phone:    212-263-8178
Fax:    212-263-8189

And:

Annette Johnson. Esq.
Name

Vice Dean and Senior Counsel for Medical School Affairs
Title

Mailing Address:

550 First Avenue. HCC 15
New York, New York 10016 U.S.A.

Email Address:    annettejohnson@nyumc.org
Phone:    212-263-7921
Fax:    212-263-3235

Official and Mailing Address for Financial notices (Institution’s contact person for royalty payments)
Abram M. Goldfinger
Name

Executive Director Industrial Liaison/Technology Transfer
Title

Mailing Address:

New York University

Office of Industrial Liaison
One Park Avenue. 6th Floor,
New York. New York 10016 U.S.A.

Email Address:    abram.goldfinger@nyume.org
Phone:    212-263-8178
Fax:    212-263-8189

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. 03801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) or imprisonment).

APPENDIX A — ROYALTY PAYMENT OPTIONS
[***]

APPENDIX B — HHMI LICENSING PROVISIONS
Any licenses granted by the Institution under this Agreement shall include the following HI•IMI licensing provisions, where University shall mean Institution:
1.    Identification of HHMI Investigators
If inventors are named in the license, HHMI investigators and HHMI inventor/employees should be properly identified as employees of the Howard Hughes Medical Institute doing research at the HHMI laboratory at the University.

Example:	The invention was made by Dr. __________, an employee of the Howard Hughes Medical Institute and a faculty member at the University.
2.    Scope of Rights
HHMI requires that the scope of rights in future technology granted under a license not go beyond the following:
“Patent rights” shall mean and include all of the following intellectual property of the University:
The United States patents and/or patent applications listed in Appendix A [to the license]; United States patents issued from the applications listed in Appendix A and from divisionals and continuations of these applications and any reissues of such United States patents; claims of continuation-in-part applications and patents directed to subject matter specifically described in the applications listed in Appendix A; and claims of all foreign patent applications, patents, and other intellectual property which are directed to subject matter specifically described in the United States patents and/or patent applications listed in Appendix A.
3.    HHMI Research Use License
The license must reflect the fact that HHMI retains an institution-wide, paid-up, non-exclusive irrevocable license to use the intellectual property for its research purposes (without the right to sublicense or assign) by including the following:
Licensee acknowledges that it has been informed that the [licensed technology] was developed, at least in part, by employees of HHMI and that HHMI has a paid-up, non-exclusive, irrevocable license to use the [licensed technology] for IIHMI’s research purposes, but with no right to assign or sublicense (the “HHMI License”). This license is explicitly made subject to the HHMI License.
When exclusive licenses are being negotiated, HHMI’s research tools policies must be considered. If research tools developed in an HHMI laboratory (including software) are to be licensed on an exclusive basis, unless otherwise agreed by HHMI, HHMI requires that the

University establish a licensing plan acceptable to HHMI showing how the research tools will be made available to the research community on reasonably acceptable terms.
4.    Indemnification
HHMI requires that it and its trustees, officers, employees and agents be indemnified and held harmless by licensees against claims based on or arising out of the license. The following is the indemnification provision that HHMI requires in licenses.
Howard Hughes Medical Institute (“HHMI”), and its trustees, officers, employees, and agents (collectively, “HHMI Indemnitees”), will be indemnified, defended by counsel acceptable to HHMI, and held harmless by [the licensee, sublicensee, or other contracting party] from and against any claim, liability, cost, expense, damage, deficiency, loss, or obligation, of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “Claims”), based upon, arising out of, or otherwise relating to this [license, sublicense, or other contract or agreement], including without limitation any cause of action relating to product liability. The previous sentence will not apply to any Claim that is determined with finality by a court of competent jurisdiction to result solely from the gross negligence or willful misconduct of an HHMI Indemnitee.
HIIMI’s indemnification must survive termination indefinitely.
HHMI’s required indemnification language does not provide a right to receive notice of claims or to settle claims. If the licensee requires the right to settle claims against HHMI and/or to receive notice of claims, then the following provisions should be added.
An indemnified party shall provide Licensee with prompt notice of any claim for which indemnification may be sought pursuant to this Agreement. In the case of any HHMI Indemnitee, notice shall be given reasonably promptly following actual receipt of written notice thereof by an officer or attorney of HHMI. Notwithstanding the foregoing, the delay or failure of [any indemnified party] [ally HHMI Indemnitee] to give reasonably prompt notice to Licensee of any such claim shall not affect the rights of such [HHMI Indemnitee] [indemnified party) unless, and then only to the extent that, such delay or failure is prejudicial to or otherwise adversely affects Licensee.
Licensee agrees not to settle any Claim against an HHMI Indemnitee without HHMI’s written consent, where (a) such settlement would include any admission of liability on the part of any HHMI Indemnitee, (b) such settlement would impose any restriction oil any HHMI indemnitee’s conduct of any of its activities, or (c) such settlement would not include an unconditional release of all IIHM1 lndemnitees from all liability for claims that are the subject matter of the settled Claim.
5.    Insurance

HHMI asks for the same insurance protection as the University receives in any license. This insurance protection should survive termination.
Licensee shall have the insurance coverage set forth below. Such coverage shall be purchased from a carrier or carriers having an A. M. Best rating of at least A- (A minus) and shall name the University and IIHMI as additional insureds.
6.    HHMI Third-Party Beneficiary Status
The license should describe HMI’s status and rights as a third-party beneficiary as follows:
HHMI is not a party to this Agreement and has no liability to any licensee, sublicensee, or user of anything covered by this Agreement, but HHMI is an intended third-party beneficiary of this Agreement and certain of its provisions are for the benefit of HI1M1 and are enforceable by HHMI in its own name.
7.    Arbitration
HHMI does not permit the provisions in the license governing its rights to be subject to binding arbitration. Accordingly, if the licensee requires that all parties submit to binding arbitration, disputes relating to HHMI’s rights must be carved out of the requirements. The following is model language to exclude HHMI’s rights from a binding arbitration provision.
Notwithstanding the foregoing, no dispute affecting the rights or property of HHMI shall be subject to the arbitration provisions set forth above.
8.    Sublicenses
HHMI requires that sublicensces be bound by the obligations in the sections of the License on indemnification, insurance and HHMI’s third party beneficiary status, in accordance with the following:
Licensee shall have the right to grant sublicenses consistent with this Agreement, which sublicenses shall include, without limitation, a provision binding sublicensees to all terms hereof intended for the protection of the University and other indemnified parties, including HHMI, against liability or loss.
9.    Use of Name Provision
The University shall include one of the two following provisions:
LICENSEE acknowledges that under HHMI policy, LICENSEE may not use the name of HHMI or of any HHMI employee (including Dr. [Investigator Name]) in a manner that reasonably could constitute an endorsement of a commercial product or service; but that use for other purposes, even if commercially motivated, is permitted provided that (1) the use is limited to accurately reporting factual events or occurrences, and (2) any reference to the name of HHMI or any MIMI employees in press releases or similar materials intended for public release is approved by HHMI in advance.
LICENSEE may use Dr. _____’s name so long as any such usage (i) is limited to reporting factual events or occurrences only, and (ii) is made in a manner that could not reasonably constitute an endorsement of LICENSEE or of any LICENSEE program, product or service. However, LICENSEE shall not use Dr._____’s name or the Institute’s name in any press release, or quote Dr._____ in any company materials, or otherwise use Dr. _____’s name or the Institute’s name in a manner not specifically permitted by the preceding sentence, unless in each case LICENSEE obtains in advance the written consent of the Institute, and, in the case of the use of Dr. _____’s name, Dr. _____’s consent as well.

THE NATIONAL INSTITUTES OF HEALTH
INTERINSTITUTIONAL AGREEMENT
INSTITUTION-LEAD
This Agreement is entered into between the National Institutes of Health (“NIH”) within the Department of Health and Human Services (“HHS”) through the Office of Technology Transfer, NIH, having an address at 6011 Executive Boulevard, Suite 325, Rockville, Maryland 20852-3804, U.S.A and New York University School of Medicine, a not for profit education corporation, hereinafter referred to as the “Institution”, having an address at One Park Avenue, 6th Floor, New York, New York 10016, U.S.A.
I.    BACKGROUND

1.1
In the course of fundamental research programs at the NIH or at the Food and Drug Administration and by the Institution, [***], an employee of the Howard Hughes Medical Institute (“HHMI”) and a faculty member of the Institution, [***] (Institution), [***] (NM), [***] (NIH) and [***] (NIH) (Inventor(s)) made or reduced to practice certain inventions which are included within the Patent Rights, as defined in Paragraph 2.1.

1.2
It is the mutual desire of the Institution and the NIH that their respective undivided interests in the Patent Rights be administered in a manner to ensure the rapid commercialization of the Patent Rights and to make their benefits widely available to the public. Therefore, in accordance with 35 U.S.C. .§202(el and 37 C.F.R. §401.10, the NIH [***] under the conditions set forth herein.

1.3
The Institution and HHMI are parties to a Collaboration Agreement under which (i) HHMI employees at the Institution, including Daniel Littman, assign their rights in inventions to the Institution, (ii) the Institution seeks patent protection for such inventions and seeks to license them to companies to be developed into products to benefit the public, (iii) the Institution shares any revenues from such licensing with HHMI, and (iv) the Institution grants HHMI a license to such inventions for its non-commercial purposes, and inserts certain language in license agreements with companies for HHMI’s benefit.

2.    DEFINITIONS

2.1	“Government” means the government of the United States of America.

2.2	“FDA” means the Food and Drug Administration.

2.3	“Patent Rights” means:

(a)	[***]

(i)	[***], and

(ii)	[***];

(b)	[***]:

(i)	[***];

(ii)	[***];

(iii)	[***];

(iv)	[***]; and

(v)	[***]

(c)
to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.3(a) and to the extent that at least one Inventor from the Institution and at least one Inventor from the NIH are Inventors: all counterpart foreign and U.S. patent applications and patents to 2.3(a) and 2.3(b); and

(d)	Patent Rights shall not include 2.3(b) or 2.3(c) to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in 2.3(a).

2.4
“Net Revenues” means all consideration received by the Institution from the licensing of the Patent Rights pursuant to this Agreement less (a) Expenses and then (b) [***]. It is contemplated that Patent Rights may be licensed together with other patent rights solely owned by the Institution, or owned jointly by the Institution and a third party. In such instance, the [***]

2.5
“Expenses” means all reasonable and actual out-of-pocket costs, excluding those reimbursed by a third party, paid by the Institution for the preparation, filing, prosecution, and licensing of United States and foreign patent applications, extraordinary expenses as provided in Paragraph 4.6, and the maintenance of the resulting patents or patent applications, exclusive of any salaries, administrative, or other indirect costs.

2.6	“Research License” means [***].

2.7
“Practical Application” means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or by regulations of the Government, available to the public on reasonable terms.

3.    GRANT AND RESERVATION OF RIGHTS

3.1	The NIH hereby grants and the Institution accepts, subject to the terms and conditions of this Agreement, [***].

3.2	The Government shall [***]. Any license granted by the Institution under the terms of this Agreement shall be subject to this right of the Government.

3.3
The NIH reserves the right to require the Institution, or its licensees, to grant sublicenses to responsible applicants, on terms that are reasonable under the circumstances when necessary to fulfill health or safety needs or when necessary to meet requirements for public use specified by Federal regulations.

3.4
In addition to the reserved right of Paragraph 3.3, the NIH reserves the right to require the Institution to grant Research Licenses on reasonable terms and conditions. The purpose of these Research Licenses is to encourage basic research, whether conducted at an academic or corporate facility.

3.5
The NIH acknowledges that Institution is required to, and that Institution may, include in any license for the Patent Rights granted by Institution provisions which comply with the HHMI licensing provisions set forth on Appendix B.

4.    PATENT PROSECUTION AND PROTECTION

4.1
The Institution shall file, prosecute, and maintain patent application(s) relating to the Patent Rights and shall promptly provide to the NIH all serial numbers and filing dates, together with copies of all these applications, including copies of all Patent Office actions, responses, and all other Patent Office communications. In addition, the Institution, shall file with Patent Offices, a Power of Attorney, that names both the Institution and the NIH. This Power of Attorney shall be filed with every Patent Office involved in prosecuting all patent applications pertaining to Patent Rights. The Institution shall consult with the NIH, when so requested, prior to communicating with any Patent Office with respect to the Patent Rights.

4.2
The Institution shall make an election with respect to foreign filing, upon consultation with the NIH, including which countries foreign filing shall be done prior to the election, within eight (8) months of any United States filing. If any foreign patent applications are filed, the Institution shall promptly provide to the NIH all serial numbers and filing dates. The Institution also shall provide the NIH copies of foreign patent applications and Patent Office actions. The Institution shall consult with the NIH, when so requested, prior to communication with any Patent Office with respect to the Patent Rights.

4.3
The Institution shall promptly record Assignments of domestic Patent Rights in the United States Patent and Trademark Office and shall promptly provide the NIH with the original of each recorded Assignment with respect to the NIH.

4.4
Notwithstanding any other provision of this Agreement, the Institution shall not abandon the prosecution of any patent application, including provisional patent applications (except for purposes of filing continuation application(s)) or the maintenance of any patent contemplated by this Agreement, without prior written notice to the NIH. Upon receiving the written notice, the NIH may, at its sole option, take over the prosecution of any patent application, or the maintenance of any patent.

4.5	The Institution shall promptly provide the NIH with copies of all issued patents under this Agreement.

4.6
In the event that the Institution anticipates the possibility of any extraordinary expenditures arising from the preparation, filing, prosecution, licensing, or defense of any patent application or patent contemplated by this Agreement, including, without limitation, interferences, reexaminations, reissues and oppositions, the Institution shall provide the NIH with all relevant information, and these extraordinary expenditures shall be included as Expenses only upon written agreement of the NIH, provided that if such extraordinary expenses arc necessary to preserve or to avoid abandonment of the Patent Rights, the NIH shall not unreasonably withhold its approval of such extraordinary expenses. The Institution and the NIH shall agree on a mutually acceptable course of action prior to incurring these expenditures.

5.    LICENSING

5.1
The Institution shall diligently seek licensees for the commercial development of the Patent Rights and shall administer the Patent Rights for the mutual benefit of the parties and in the public interest. The Institution shall ensure that any license granted for the Patent Rights is subject to the provisions of 37 C.F.R. Part 401 and the rights retained by the Government under this Agreement, including the requirement for substantial manufacture in the United States as stated in Paragraph 11.1.

5.2	The Institution shall not [***], notwithstanding any other provision of this Agreement, without the prior written consent of the NIH, provided, however, that the NIH hereby agrees that HHMI [***].

5.3
The Institution shall consult with the NIH in the [***], notwithstanding any other provision of this Agreement, and shall not grant these licenses without the prior review, opportunity for comment, and written approval of the NIH.

5.4
Before licensing of the Patent Rights or any part thereof by the Institution, the Institution shall first notify and confer with the NIH regarding any research funding related to the Patent Rights so as to determine the NIH’s interest in participating in any funded collaborative research project.

5.5	The Institution shall promptly provide the NIH with complete copies of all licenses and sublicenses granted for the Patent Rights.

5.6
Institution agrees that its licensees shall supply, to the Mailing Address for Agreement notices indicated on the Signature Page, the Office of Technology Transfer, NIH with inert samples of the licensed products or licensed processes, as covered by the Patent Rights, or their packaging for educational and display purposes only.

6.    ROYALTIES AND EXPENSES

6.1	[***]

6.2	All payments to the NIH, required under this Agreement, shall be in [***] and payment options arc listed in Appendix A.

6.3
The Institution shall submit to the NIH annual statements of itemized Expenses as defined in Paragraph 2.5 and shall deduct the Expenses as provided for in Paragraph 2.4, except where NIH has identified discrepancies in billing by the Institution, in which case, deduction of the contested item(s), as a part of the Expenses as provided for in Paragraph 2.4, from Net Revenues shall be delayed pending resolution thereof.

6.4	In no event shall the NIH be obligated to bear any costs for Expenses under this Agreement.

6.5
Each party shall be solely responsible for calculating and distributing to its respective Inventor(s) of the Patent Rights any share of Net Revenues in accordance with its respective patent policy, royalty policy, or Federal law during the term of this Agreement.

7.    RECORDS AND REPORTS

7.1
The Institution shall keep complete, true, and accurate accounts of all Expenses and of all Net Revenues received by it from each licensee of the Patent Rights and shall permit the NIH or the NIH’s designated agent to examine its books and records in order to verify the payments due or owed under this Agreement.

7.2
Upon request by the NIH, the Institution shall submit to the NIH an annual report, not later than April I of each year, setting forth the status of all patent prosecution, commercial development, and licensing activity relating to the Patent Rights for the preceding calendar year.

8.    PATENT INFRINGEMENT

8.1	In the event the NIH or the Institution, including its licensees, shall learn of the substantial infringement of any patent subject to this Agreement, the party who learns of the infringement shall promptly notify the other party in writing and shall provide the other party with all available evidence of the infringement. The Institution and its licensees, in cooperation with the NIH, shall use their best efforts to eliminate the infringement without litigation. If the efforts of the parties are not successful in eliminating the infringement within ninety (90) days after the infringer has been formally notified of the infringement by the Institution, the Institution shall have the right, after consulting with the NIH, to commence suit on its own account or permit the Institution’s licensee to commence suit on the licensee’s own account. The NIH may join the Institution’s suit or commence its own suit.

8,2
‘If neither the Institution nor its licensee (i) bring suit within one (1) year after the parties are formally notified of the existence of an infringement, or (ii) are in negotiations with the infringing party to abate the infringement within such one (I) year period and either abate the infringement or bring suit within an additional one (1) year period; then the NIH may bring suit to abate the infringement at the NIIP sole expense.

8.3
Neither a licensee nor the Institution shall take action to compel the NIH either to initiate or to join in any suit for patent infringement. Should the Government be made a party to any suit by motion or any other action of a licensee or the Institution, the licensee or the Institution shall reimburse the Government for any costs, expenses, or fees which the Government incurs as a result of the motion or other action, including any and all costs incurred by the NIH in opposing any joinder action.

8.4
Legal action or suits to eliminate infringement or recover damages pursuant to Paragraph 8.1 shall be at the full expense of the party by whom suit is brought. All damages recovered thereby shall first be used to reimburse each party for its expenses relating to the legal action, and the remainder of the damages shall be considered Net Revenues,

8.5	Each party agrees to cooperate with the other in litigation proceedings. The NIH may be represented, at its expense, by counsel of its choice in any suit.
9.    GOVERNING LAWS, SETTLING DISPUTES

9.1
This Agreement shall be construed in accordance with [***]. Federal law and regulations shall preempt any conflicting or inconsistent provisions in this Agreement. The Institution agrees to be subject to the [***].

9.2
Any controversy or any disputed claim by either party against the other arising under or related to this Agreement shall be submitted jointly to the Institution’s President or designee and to the Director of the NIH or designee for resolution. The Institution and the NIH shall be free after written decisions are issued by those officials to pursue all administrative or judicial remedies which may be available.
10.    TERM AND TERMINATION

10.1
This Agreement is effective when signed by all parties, unless the provisions of Paragraph 11.10 are not fulfilled, and shall extend to the expiration of the last to expire of the patents included within the Patent Rights unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement.

10.2
The Institution may terminate this Agreement upon at least sixty (60) days written notice to the NIH, but in any event not less than sixty (60) days prior to the date on which any pending Patent Office actions need be taken to preserve patent rights for the benefit of the parties hereto.

10.3
In the event the Institution has made no commitments to any third party for exclusive license rights relating to the Patent Rights, the NIH may terminate this Agreement for any reason upon thirty (30) days written notice to the Institution. During the term of any option agreement or license agreement to any third party for exclusive license rights relating to the Patent Rights between the Institution and an optionee or licensee, the NIH may terminate this Agreement when:

(a)	it is determined by the NIH’s Office of Technology Transfer that:

(i)	The Institution or its licensee has not taken and is not expected to take effective steps to achieve Practical Application of the Patent Rights;

(ii)	Termination is necessary to alleviate health or safety needs which are not reasonably satisfied by the Institution or its licensee;

(iii)	Termination is necessary to meet requirements for public use specified by Federal law or regulations and these requirements are not reasonably satisfied by the Institution or its licensees; or

(iv)
Termination is necessary because the requirements of 35 U.S.C. §204 have not been satisfied or waived or because a licensee of the exclusive right to use or sell the Patent Rights in the United States is in breach of its agreement obtained pursuant to Section 204;

(b)	the Institution or affected third party has been notified of this determination and has been given at least thirty (30) days to provide a response to this determination, and

(c)	the Institution’s or affected third party’s response to the determination of 10.3(a)(i)-(iv) is determined to be unsatisfactory by the Office of Technology Transfer.

10.4	The NIH may terminate this Agreement in whole or in part if:

(a)	the Institution fails to make any payment or periodic reports required by this Agreement;

(b)	the Institution has willfully made a false statement of, or willfully omitted, a material fact in the negotiation of the Agreement or in any report required by the Agreement;

(c)	the Institution has committed a substantial breach of a covenant or duty contained in this Agreement; or

(d)
the NIH and the Institution are involved in a dispute under this Agreement which cannot be resolved under the procedures specified in Paragraph 9.2 If the Agreement is terminated under this Paragraph 10.4, the NIH agrees, subject to the restrictions of 37 C.F.R. Part 404, that any licenses that have been granted by the Institution shall remain in effect and, Institution obligations to the NIH including, paying royalties shall survive termination of this Agreement.

10.5
Following termination by the NIH, the NIH shall have no further rights or obligations under this Agreement, except that the Institution shall be obligated to administer subsequent gross proceeds from licensing the Patent Rights according to the Institution policy, and to distribute royalties to the NIH for the NIH Inventor(s) as though they were Inventor(s) of the Institution under that policy with respect to royalties and payment schedules.

11.    GENERAL

11.1	[***].

11.2
All Agreement notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other party at the address designated on the following Signature Page, or to the other address as may be designated in writing by such other party. Agreement notices shall be considered timely if the notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

113
This Agreement shall not be construed to confer on any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to this Agreement shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

11.4
It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent or similar breach or default.

11.5
This Agreement is binding upon and shall inure to the benefit of the parties hereto and their successors or assigns, but this Agreement may not be assigned by either party without the prior written consent of the other party.

11.6
This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of the NIH other than the Patent Rights regardless of whether such patents are dominant or subordinate to the Patent Rights.

11.7	Any modification to this Agreement must be in writing and agreed to by both parties.

11.8
It is understood and agreed by the Institution and the NIH that this Agreement constitutes the entire agreement between the parties, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect.

11.9
HHMI is not a party to this Agreement and has no liability to any party, but HHMI is an intended third-party beneficiary of this Agreement and certain of its provisions are for the benefit of IIHMI and are enforceable by HHMI in its own name.

11.10 The terms and conditions of this Agreement shall, at the NIH’s sole option, be considered by the NIH to be withdrawn from Institution’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the Institution and a fully executed original is received by the NIH within sixty (60) days from the date of the NIH’s signature found at the Signature Page.
SIGNATURES BEGIN ON NEXT PAGE

PHS INTERINSTITUTIONAL AGREEMENT-- INSTITUTION
SIGNATURE PAGE
IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their respective duly authorized officers, who have affixed their signatures hereunto, on the day and year hereinafter written. Any communication or notice to be given shall be forwarded to the respective addresses listed below.
For NIH:
Richard U. Rodriguez                5/13/13
Richard U. Rodriguez    Date
Director, Division of Technology Development and Transfer
Office of Technology Transfer
National Institutes of Health

Mailing Address or E-mail Address for Agreement notices and reports:

Chief, Monitoring & Enforcement Branch
Office of Technology Transfer
National Institutes of Health
6011 Executive Boulevard, Suite 325
Rockville, Maryland 20852-3804 U.S.A.

E-mail: LicenseNotices_Reports@mailmilLgov

For the Institution:

Upon information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Institution made or referred to in this Agreement are truthful and accurate.
Abram M. Goldfinger                5/13/13
Signature of Authorized Official    Date

Abram M. Goldfinger
Printed Name

Executive Director Industrial Liaison/Technology Transfer
Title

Official and Mailing Address for Agreement notices:

Abram M. Goldfinger
Name

Executive Director Industrial Liaison/Technology Transfer
Title

Mailing Address:

New York University
Office of Industrial Liaison
One Park Avenue. 6th Floor,
New York. New York 10016 U.S.A.

Email Address:    abram.goldfinger@nyume.org
Phone:    212-263-8178
Fax:    212-263-8189

And:

Annette Johnson. Esq.
Name

Vice Dean and Senior Counsel for Medical School Affairs
Title

Mailing Address:

550 First Avenue. HCC 15
New York, New York 10016 U.S.A.

Email Address:    annettejohnson@nyumc.org
Phone:    212-263-7921
Fax:    212-263-3235

Official and Mailing Address for Financial notices (Institution’s contact person for royalty payments)
Abram M. Goldfinger
Name

Executive Director Industrial Liaison/Technology Transfer
Title

Mailing Address:

New York University

Office of Industrial Liaison
One Park Avenue. 6th Floor,
New York. New York 10016 U.S.A.

Email Address:    abram.goldfinger@nyume.org
Phone:    212-263-8178
Fax:    212-263-8189

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. 03801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) or imprisonment).

APPENDIX A — ROYALTY PAYMENT OPTIONS
[***]

APPENDIX B — HHMI LICENSING PROVISIONS
Any licenses granted by the Institution under this Agreement shall include the following HI•IMI licensing provisions, where University shall mean Institution:
1.    Identification of HHMI Investigators
If inventors are named in the license, HHMI investigators and HHMI inventor/employees should be properly identified as employees of the Howard Hughes Medical Institute doing research at the HHMI laboratory at the University.

Example:	The invention was made by Dr. __________, an employee of the Howard Hughes Medical Institute and a faculty member at the University.
2.    Scope of Rights
HHMI requires that the scope of rights in future technology granted under a license not go beyond the following:
“Patent rights” shall mean and include all of the following intellectual property of the University:
The United States patents and/or patent applications listed in Appendix A [to the license]; United States patents issued from the applications listed in Appendix A and from divisionals and continuations of these applications and any reissues of such United States patents; claims of continuation-in-part applications and patents directed to subject matter specifically described in the applications listed in Appendix A; and claims of all foreign patent applications, patents, and other intellectual property which are directed to subject matter specifically described in the United States patents and/or patent applications listed in Appendix A.
3.    HHMI Research Use License
The license must reflect the fact that HHMI retains an institution-wide, paid-up, non-exclusive irrevocable license to use the intellectual property for its research purposes (without the right to sublicense or assign) by including the following:
Licensee acknowledges that it has been informed that the [licensed technology] was developed, at least in part, by employees of HHMI and that HHMI has a paid-up, non-exclusive, irrevocable license to use the [licensed technology] for IIHMI’s research purposes, but with no right to assign or sublicense (the “HHMI License”). This license is explicitly made subject to the HHMI License.
When exclusive licenses are being negotiated, HHMI’s research tools policies must be considered. If research tools developed in an HHMI laboratory (including software) are to be licensed on an exclusive basis, unless otherwise agreed by HHMI, HHMI requires that the

University establish a licensing plan acceptable to HHMI showing how the research tools will be made available to the research community on reasonably acceptable terms.
4.    Indemnification
HHMI requires that it and its trustees, officers, employees and agents be indemnified and held harmless by licensees against claims based on or arising out of the license. The following is the indemnification provision that HHMI requires in licenses.
Howard Hughes Medical Institute (“HHMI”), and its trustees, officers, employees, and agents (collectively, “HHMI Indemnitees”), will be indemnified, defended by counsel acceptable to HHMI, and held harmless by [the licensee, sublicensee, or other contracting party] from and against any claim, liability, cost, expense, damage, deficiency, loss, or obligation, of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “Claims”), based upon, arising out of, or otherwise relating to this [license, sublicense, or other contract or agreement], including without limitation any cause of action relating to product liability. The previous sentence will not apply to any Claim that is determined with finality by a court of competent jurisdiction to result solely from the gross negligence or willful misconduct of an HHMI Indemnitee.
HIIMI’s indemnification must survive termination indefinitely.
HHMI’s required indemnification language does not provide a right to receive notice of claims or to settle claims. If the licensee requires the right to settle claims against HHMI and/or to receive notice of claims, then the following provisions should be added.
An indemnified party shall provide Licensee with prompt notice of any claim for which indemnification may be sought pursuant to this Agreement. In the case of any HHMI Indemnitee, notice shall be given reasonably promptly following actual receipt of written notice thereof by an officer or attorney of HHMI. Notwithstanding the foregoing, the delay or failure of [any indemnified party] [ally HHMI Indemnitee] to give reasonably prompt notice to Licensee of any such claim shall not affect the rights of such [HHMI Indemnitee] [indemnified party) unless, and then only to the extent that, such delay or failure is prejudicial to or otherwise adversely affects Licensee.
Licensee agrees not to settle any Claim against an HHMI Indemnitee without HHMI’s written consent, where (a) such settlement would include any admission of liability on the part of any HHMI Indemnitee, (b) such settlement would impose any restriction oil any HHMI indemnitee’s conduct of any of its activities, or (c) such settlement would not include an unconditional release of all IIHM1 lndemnitees from all liability for claims that are the subject matter of the settled Claim.
5.    Insurance

HHMI asks for the same insurance protection as the University receives in any license. This insurance protection should survive termination.
Licensee shall have the insurance coverage set forth below. Such coverage shall be purchased from a carrier or carriers having an A. M. Best rating of at least A- (A minus) and shall name the University and IIHMI as additional insureds.
6.    HHMI Third-Party Beneficiary Status
The license should describe HMI’s status and rights as a third-party beneficiary as follows:
HHMI is not a party to this Agreement and has no liability to any licensee, sublicensee, or user of anything covered by this Agreement, but HHMI is an intended third-party beneficiary of this Agreement and certain of its provisions are for the benefit of HI1M1 and are enforceable by HHMI in its own name.
7.    Arbitration
HHMI does not permit the provisions in the license governing its rights to be subject to binding arbitration. Accordingly, if the licensee requires that all parties submit to binding arbitration, disputes relating to HHMI’s rights must be carved out of the requirements. The following is model language to exclude HHMI’s rights from a binding arbitration provision.
Notwithstanding the foregoing, no dispute affecting the rights or property of HHMI shall be subject to the arbitration provisions set forth above.
8.    Sublicenses
HHMI requires that sublicensees be bound by the obligations in the sections of the License on indemnification, insurance and HHMI’s third party beneficiary status, in accordance with the following:
Licensee shall have the right to grant sublicenses consistent with this Agreement, which sublicenses shall include, without limitation, a provision binding sublicensees to all terms hereof intended for the protection of the University and other indemnified parties, including HHMI, against liability or loss.
9.    Use of Name Provision
The University shall include one of the two following provisions:
LICENSEE acknowledges that under HHMI policy, LICENSEE may not use the name of HHMI or of any HHMI employee (including Dr. [Investigator Name]) in a manner that reasonably could constitute an endorsement of a commercial product or service; but that use for other purposes, even if commercially motivated, is permitted provided that (1) the use is limited to accurately reporting factual events or occurrences, and (2) any reference to the name of HHMI or any MIMI employees in press releases or similar materials intended for public release is approved by HHMI in advance.
LICENSEE may use Dr. _____’s name so long as any such usage (i) is limited to reporting factual events or occurrences only, and (ii) is made in a manner that could not reasonably constitute an endorsement of LICENSEE or of any LICENSEE program, product or service. However, LICENSEE shall not use Dr._____’s name or the Institute’s name in any press release, or quote Dr._____ in any company materials, or otherwise use Dr. _____’s name or the Institute’s name in a manner not specifically permitted by the preceding sentence, unless in each case LICENSEE obtains in advance the written consent of the Institute, and, in the case of the use of Dr. _____’s name, Dr. _____’s consent as well.

EXHIBIT B
SELECTED INVENTORY
[***]

Exhibit B-1

EXHIBIT C
RESPIRATORY INDICATIONS
[***]

Exhibit C-1

EXHIBIT D
TERMS OF SUBLICENSE AGREEMENT
[***]
All terms required, pursuant to Section 5.06 of the NYU License Agreement, to be included in a sublicense under the License.
Orca Ltd’s diligence obligations [***] to be determined.
Orca Ltd to pay to Purchaser all amounts due to NYU pursuant to the NYU License Agreement on account of the grant to Orca Ltd of the sublicense, the grant by Orca Ltd of sub-sublicenses or the exercise of such sublicenses or sub-sublicense by Orca Ltd or its sublicensee(s).
In addition to the amounts to be paid by Orca Ltd to Purchaser to satisfy payment obligations of Purchaser to NYU, Orca Ltd shall pay to Purchaser:
[***]

Exhibit D-1

EXHIBIT E
SUBLICENSEE OBLIGATIONS UNDER THE NYU LICENSE AGREEMENT

1.
The NYU License Agreement provides in Section 5.06 that “each sublicense granted by CORPORATION hereunder shall be subject to and subordinate to the terms and conditions of this Agreement”. Accordingly:

a.	Orca Ltd shall not knowingly do anything which will place Purchaser in breach of the NYU License Agreement; and

b.
Orca Ltd shall provide Purchaser with all reasonable assistance requested by Purchaser (which shall be at Purchaser’s cost unless otherwise agreed or otherwise provided in this Agreement) in meeting Purchaser’s obligations under the NYU License Agreement; and

c.
Orca Ltd shall indemnify, defend and hold harmless Purchaser and its employees, officers and agents against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) incurred by or imposed upon Purchaser (including under the NYU License Agreement) in connection with any claim, suit, action, demand or judgment (i) arising out of the design, production, manufacture or use by Orca Ltd of any Licensed Product pursuant to the license granted to Orca Ltd in Section 5.6 of this Agreement; or (ii) arising out of any other activities to be carried out pursuant to such license.

2.	In relation to confidential information:

a.
the terms of the NYU License Agreement, and any confidential information of NYU provided to Purchaser under the NYU License Agreement, shall as between the parties be the Confidential Information of Purchaser, and shall be treated by Orca Ltd accordingly in accordance with Section 5.9 of this Agreement; and the terms of this Agreement may be disclosed to NYU (and Sellers consent to such disclosure) in accordance with the NYU License Agreement (and shall be treated as Purchaser’s confidential information under the terms of the NYU License Agreement).

3. The NYU License Agreement provides in Section 5.06(5) that “the sublicense agreement shall include the text of Sections 11 and 12 of this Agreement” and in Section 5.06(4) that “the sublicense shall include, without limitation, a provision binding sublicensees to all terms hereof intended for the protection of NYU and other indemnified parties, including NIH and HHMI, against liability or loss”. The intention of these sections of the NYU License Agreement is to ensure that Orca Ltd provides the Indemnified Parties with an indemnity equivalent to that set out in Section 11 of the NYU License Agreement and to ensure that Orca Ltd is required to take out adequate insurance in this regard. Accordingly, the parties agree as follows:

Exhibit E-1

a.
subject to clause 3(c), Orca Ltd shall indemnify, defend and hold harmless each of the Indemnitees against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) incurred by or imposed upon that Indemnitee in connection with any claims, suits, actions, demands, orjudgements (collectively “Claims”):

i.
arising out of the design, production, manufacture, sale, use in commerce or in human clinical trials, lease or promotion by Orca Ltd or its agents of any Licensed Product, process or service related to, or developed pursuant to, the license granted in Section 5.6; or

ii.
arising out of any other activities of Orca Ltd pursuant to this Agreement, provided that Orca Ltd shall have no obligation to indemnify, defend or hold harmless any NYU Indemnified Party against any liability, damage, loss or expense to the extent it is attributable to the negligent activities of any such NYU Indemnified Party;

b.
subject to clause 3(c), Orca Ltd shall indemnify, defend (by counsel acceptable to HHMI) and hold harmless the HHMI Indemnitees from and against any claim, liability, cost, expense, damage, deficiency, loss or obligation, in each case of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defence) (collectively, “HHMI Claims”) based upon, arising out of, or otherwise relating to this Agreement or any other sublicense, including without limitation any cause of action relating to product liability, excepting any HHMI Claim that is determined with finality by a court of competent jurisdiction to result solely from the gross negligence or wilful misconduct of an HHMI Indemnitee;

c.
Orca Ltd shall be relieved of its obligations to indemnify, defend and hold harmless any Indemnified Party in relation to any Claim or HHMI Claim (as the case may be) to the extent that the relevant Indemnified Party has delayed in giving or failed to give prompt notice to Orca Ltd of the relevant Claim or HHMI Claim in accordance with the provisions of Section 11 of the NYU License Agreement, and such failure or delay is prejudicial to or otherwise adversely affects Orca Ltd;

d.
Orca Ltd (or if required by the NYU License Agreement, Purchaser) shall direct and control the defence of any Claim or HHMI Claim governed by clause 3(a) or 3(b) (as applicable) and shall provide attorneys acceptable to the Indemnified Party (such acceptance not unreasonably to be withheld) to defend any such Claim or HHMI Claim. Orca Ltd shall keep the Licensor and relevant Indemnified Parties informed of progress in the defence and disposition of the relevant Claim or HHMI Claim. Purchaser shall use reasonable endeavours to procure that the Indemnified Parties shall cooperate as reasonably requested by Orca Ltd (at Orca Ltd’s expense) in the defence of any Claim or HHMI Claim and in accordance with the NYU License Agreement. Orca Ltd shall not settle any

Exhibit E-2

Claim or HHMI Claim without the prior written consent of the relevant Indemnified Party if such settlement would:

i.	include any admission of liability on the part of the relevant Indemnified Party;

ii.	impose any restriction on the relevant Indemnified Party’s activities; or

iii.	not include an unconditional release of the relevant Indemnified Party from all liability for claims that are the subject matter of the relevant Claim or HHMI Claim.

e.
Orca Ltd shall during the term of the license granted in Section 5.6 (and as applicable after the expiration or termination of such license) maintain insurance policies, or self-insure, in each case in accordance with the provisions of Section 12 of the NYU License Agreement as if:

i.	references in that section to “CORPORATION” were references to Orca Ltd; and

ii.
references in that section to “Section 11 of this Agreement” were references to clauses 3(a) through 3(f) (inclusive) of this Exhibit E. The taking of insurance in accordance with this clause 3(f) shall not limit Orca Ltd’s liability with respect to its obligations under this Agreement.

4.	The Indemnified Parties are third party beneficiaries of this Exhibit E and may enforce the terms of this Exhibit E directly as against Orca Ltd.

5.	Orca Ltd and Purchaser acknowledge that the United States government retains rights in intellectual property funded under any grant or similar contract with a Federal agency, and that:

a.	the rights granted to Purchaser under the NYU License Agreement; and

b.
the rights granted to Orca Ltd under Section 5.6 are subject to all applicable United States government rights and requirements, including, but not limited to, any applicable requirement that products which result from such intellectual property and are sold in the United States, must be substantially manufactured in the United States.

Exhibit E-3

Exhibit 10.8

AMENDMENT TO THE ASSET PURCHASE AGREEMENT
THIS AMENDMENT TO THE ASSET PURCHASE AGREEMENT is effective as of August 26, 2016 (this “Amendment”) and amends the Asset Purchase Agreement (the “Asset Purchase Agreement”) dated November 23, 2015 by and between Brickell Biotech, Inc., a Delaware corporation (“Purchaser”), and Orca Pharmaceuticals LLC, a Delaware limited liability company (“Orca LLC”) and Orca Pharmaceuticals Limited, a company incorporated and registered under the laws of England and Wales (“Orca Ltd”), Orca LLC and Orca Ltd each known individually as a “Seller” and collectively as “Sellers”. Terms used herein without definition shall have the meaning given them in the Asset Purchase Agreement.
RECITALS:
A.    Purchaser and Sellers have agreed to allow Sellers a certain Grant of Rights to Orca, Ltd as outlined in Section 5.6 of the Asset Purchase Agreement.
B.    Purchaser and Sellers now desire to amend the Asset Purchase Agreement to allow for an additional six months to be added to the Option Period as defined in Section 5.6(b) of that agreement.
NOW THEREFORE, each of the undersigned, intending to be legally bound hereby, agrees as follows:

1.
Option Period Extension. In Section 5.6(b) of the Asset Purchase Agreement, the words “the end of the First Year” shall be removed and replaced by the words “eighteen (18) months from the Effective Date” so that Section 5.6(b) reads as follows in its entirety (amendment italicized):

(b)    At Orca Ltd’s written request any time prior to eighteen (18) months from the Effective Date, or within 30 days after completion of research conducted by Orca Ltd pursuant to sub-section 5.6(a) above, whichever is earlier (“Option Period”), the Parties will negotiate in good faith to agree upon the terms and conditions of, and upon agreement upon such terms and conditions, promptly enter into an agreement pursuant to which Purchaser will grant to Seller an exclusive, sub-licensable, sub-license under the Licensed Technology and Research Results, to research, develop, manufacture, use, sell or otherwise commercialize Compounds and Products in the Orca Field, which terms and conditions will include the terms and conditions set forth in Exhibit D and additional, mutually agreed terms and conditions (“Sublicense Agreement”). If the Purchaser and Orca Ltd do not enter into the Sublicense Agreement prior to the end of the Option Period, Purchaser shall not have any obligations to Orca Ltd, and Orca Ltd. shall not have any rights, with respect to the Licensed Technology, Compounds or Products in the Orca Field or the Research Results; provided, however, that the foregoing shall not be interpreted as depriving

Orca Ltd to any rights it may have to the NYU Know-How as a result of a sublicense from Orca LLC under the Other NYU License.

2.
Entire Amendment. This Amendment sets forth the entire understanding among the parties with respect to the subject matter hereof. Except to the extent the Agreement is specifically amended hereby, the provisions of the Agreement, remain unmodified and in full force and effect and nothing in this Amendment shall be deemed a waiver of any provision of the Agreement (or any right arising thereunder) by the parties.

3.
Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF DELAWARE. The courts of the State of Delaware shall have jurisdiction with respect to any dispute between the Parties arising under or in connection with this Amendment, and the Parties submit to the jurisdiction of those courts.

4.
Counterparts. This Agreement may be executed and delivered (including by electronic or facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Signature page to follow.

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IN WITNESS WHEREOF, intending to be legally bound hereby, the Parties have caused this Amendment to be signed in their respective names by their duly authorized representatives as of the date first above written.
BRICKELL BIOTECH, INC.

By: /s/ Andrew Sklawer
Name: Andrew Sklawer
Title: COO

ORCA PHARMACEUTICALS LLC

By:/s/ Baiju R. Shah
Name: Baiju R. Shah
Title: Manager

ORCA PHARMACEUTICALS LIMITED

By:/s/ Michael G. Hunter
Name: Michael G. Hunter
Title: Authorized Signatory

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